UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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COMMUNITY PARTNERS BANCORP
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COMMUNITY PARTNERS BANCORP

1250 Highway 35 South

Middletown, New Jersey 07748

____________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2007

____________________________

To Community Partners Bancorp Shareholders:

The Annual Meeting of Shareholders of Community Partners Bancorp will be held at the Hilton Woodbridge, located at 120 Wood Avenue South, Iselin, New Jersey, on Tuesday, May 15, 2007, at 10:30 a.m., for the following purposes:

1.	To elect eight directors.
2.	To ratify the appointment of Beard Miller Company LLP as the independent registered public accounting firm for the 2007 fiscal year.
3.	To approve the Community Partners Bancorp 2007 Equity Incentive Plan.
4.	To act upon such other business as may properly come before the Annual Meeting.

Shareholders of record at the close of business on March 30, 2007 are entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors,

BARRY B. DAVALL

President and Chief Executive Officer

April 17, 2007

YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

COMMUNITY PARTNERS BANCORP

1250 Highway 35 South

Middletown, New Jersey 07748

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD ON MAY 15, 2007

PROXY STATEMENT

This proxy statement is being furnished to the shareholders of Community Partners Bancorp (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 15, 2007, at 10:30 a.m., at the Hilton Woodbridge, located at 120 Wood Avenue South, Iselin, New Jersey and at any postponement or adjournment thereof.

This proxy statement, Notice of Annual Meeting and accompanying proxy card are first being mailed to shareholders on or about April 17, 2007.

Two River Community Bank (“Two River”) and The Town Bank (“Town Bank”) are subsidiaries of the Company and are sometimes referred to as the “Banks.”

GENERAL

The holders of record of shares of common stock of the Company at the close of business on March 30, 2007 are entitled to vote such shares at the Annual Meeting. On March 30, 2007, there were 6,511,582 shares of common stock outstanding entitled to vote at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each shareholder is entitled to one vote, in person or by proxy, for each share of common stock held as of the record date on each matter to be voted on at the Annual Meeting.

Abstentions and broker non-votes are included in determining the number of shares present or represented at the Annual Meeting for purposes of determining whether a quorum exists. Broker non-votes occur when a broker returns a proxy but does not have discretionary authority to vote on a particular proposal or voting instructions from the beneficial owner.

Certain proposals, such as the election of directors and the ratification of the appointment of auditors, are considered “routine” matters and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” proposals, such as the approval of equity compensation plans and amendments, brokers may not vote on the proposals unless they have received voting instructions from the beneficial owner.

Directors will be elected by a plurality of the votes cast at the Annual Meeting. Thus, an abstention or a broker non-vote will have no effect on the outcome of the vote on election of directors at the meeting. The approval of the Community Partners Bancorp 2007 Equity Incentive Plan and ratification of the appointment of Beard Miller Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 each requires the favorable vote of a majority of the votes cast. Thus, an abstention or a broker non-vote will have no effect on the outcome.

1

Shares of common stock represented by proxies received in time for the Annual Meeting will be voted as specified in the proxy. Unless contrary instructions are given, the proxy will be voted (1) for the election of the Board of Directors’ nominees for director, (2) for the ratification of the appointment of Beard Miller Company LLP as the independent registered public accounting firm for the 2007 fiscal year, and (3) for the approval of the Community Partners Bancorp 2007 Equity Incentive Plan. With respect to any other matters properly submitted to shareholders at the Annual Meeting, proxies will be voted as recommended by the Board of Directors or, if no recommendation is given, at the discretion of the proxy holders.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the individuals named as proxies will have discretion to vote on those matters in their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting. You still will be able to revoke your proxy until it is voted. As of the date of this proxy statement, the Company is not aware of any matters that are to be presented at the Annual Meeting other than the election of directors, the ratification of the appointment of Beard Miller Company LLP as independent registered public accounting firm for the 2007 fiscal year, and the approval of the Community Partners Bancorp 2007 Equity Incentive Plan.

Shareholders may vote by completing and mailing the proxy card. A proxy may be revoked if, prior to the exercise of the proxy, the Secretary of the Company receives either a written revocation of that proxy or a new proxy bearing a later date. You will be able to change your vote as many times as you wish prior to the Annual Meeting and the last vote received chronologically will supersede all prior votes. A proxy may also be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

This proxy solicitation is being made by the Board of Directors of the Company, and the expense of preparing, printing, and mailing this proxy statement and proxy is being paid by the Company. In addition to use of the mails, proxies may be solicited personally, by electronic mail, by facsimile, or by telephone by our directors, officers or regular employees of the Company without additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of common stock. In addition, the Company has retained Regan & Associates to act as a proxy solicitor for the Annual Meeting. The Company has agreed to pay Regan & Associates $9,000, plus reasonable out-of-pocket expenses, for proxy solicitation services.

In some instances, we may deliver to multiple shareholders sharing a common address only one copy of this proxy statement and its attachments. If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and its attachments to a shareholder sharing an address with another shareholder. To notify the Company, you may write Community Partners Bancorp, Attn: Corporate Secretary, 1250 Highway 35 South, Middletown, New Jersey 07748, or call 732-706-9009. Shareholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

ITEM 1 - ELECTION OF DIRECTORS

The Board of Directors proposes the election of eight nominees as directors of the Company. Directors will serve, if elected, until the next Annual Meeting or until their successors are chosen and qualified. The Company has inquired of each nominee and determined that each will serve if elected. In the event that any of the nominees should become unavailable for election, the persons named in the accompanying proxy intend to vote for such other person or persons, if any, as the Board of Directors may designate as a substitute nominee. The Board of Directors recommends that shareholders vote for such nominees for director.

The Board of Directors, pursuant to the Company’s By-Laws, determined the number of nominees. If, for any reason, the nominees for director are unable or unavailable to serve or for good cause will not serve, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board or the size of the Board may be reduced. The Board believes that the named nominees are available, and, if elected, will be able to serve.

DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth (i) the names, and ages of the nominees for election to director and the name and age of the executive officers of the Company who do not also serve as director of the Company; (ii) the other positions and offices presently held by such persons with the Company, if any; (iii) the period during which such persons have served on the Board of Directors of the Company; and (iv) the principal occupations and employment of the persons. Additional biographical information for each person follows the tables.

NOMINEES FOR ELECTION AT 2007 ANNUAL MEETING

Name and Position with the Company	Age	Director Since	Principal Occupation

Barry B. Davall, President, Chief Executive Officer and Director	65	2006	President, Chief Executive Officer and Director of the Company and Chairman of the Board, Chief Executive Officer and Director of Two River.

Charles T. Parton, Chairman of the Board and Director	65	2006	Certified Financial Planner. Vice Chairman and Director of Two River.

Joseph F.X. O’Sullivan, Vice Chairman of the Board and Director	53	2006	Senior Executive with Fleetwood Financial, a division of IDB Leasing. Chairman of the Board and Director of Town Bank.

Michael W. Kostelnik, Jr., Corporate Secretary and Director	64	2006	Retired President of McCue Captains Insurance Agency. Corporate Secretary and Director of Two River.

Frank J. Patock, Jr., Director	63	2006	President of Patock Construction Company. Vice Chairman and Director of Two River.

Robert E. Gregory, Director	52	2006	President of NJ Galvanizing and Tinning Works, Inc. Director of Town Bank.

Name and Position with the Company	Age	Director Since	Principal Occupation

Frederick H. Kurtz, Director	72	2006	Professional Engineer and President of Parcor, Inc. Director of Town Bank.

John J. Perri, Jr., CPA, Director	58	2006	Certified Public Accountant and a partner with Raymond, Perri & DeSeno, LLC. Director of Two River.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name and Position with the Company, if any	Age	Principal Occupation

William D. Moss, Vice President, Senior Loan Officer	50	Vice President and Senior Loan Officer of the Company and President and Senior Loan Officer of Two River

Michael J. Gormley, Senior Vice President, Chief Financial Officer and Treasurer	51

Senior Vice President and Chief Financial Officer of the Company, Executive Vice President and Chief Financial Officer of Two River and Executive Vice President and Chief Financial Officer of Town Bank

Robert W. Dowens, Sr., Vice President	57	Vice President of the Company and President, Chief Executive Officer and Director of Town Bank

Directors

Set forth below are the names of, and certain biographical information regarding, the directors of the Company.

Charles T. Parton is currently the Chairman of the Company and Vice Chairman of Two River. Mr. Parton previously served as Chairman of Two River from April 1, 2000 to July 31, 2006, and as President and CEO from Two River’s opening on February 29, 2000 to April 30, 2000. Mr. Parton served as Managing Member of TRB, LLC, the incorporating entity of Two River. Mr. Parton is a certified financial planner. Mr. Parton has been active in the commercial banking field for over 40 years, beginning his career in 1963 with Fidelity Union Trust Company in Newark, New Jersey, and has served as Executive Vice President and Cashier of Colonial First National Bank, Red Bank, Chairman, President and CEO of Midlantic National Bank/Merchants, Senior Vice President and Group Executive of Midlantic National Bank and Executive Vice President of the Jersey Shore Medical Center Foundation. Mr. Parton has served as a director of three SEC registered companies, and is currently a director of Kuehne Chemical Company, Inc., a privately owned enterprise. Mr. Parton has been a Trustee of Monmouth University since 1987, having served as Board of Trustees Chair from 1998 to 2001, and was elected a Life Trustee in 2002. Mr. Parton received his A.B. degree from Dartmouth College, and his MBA from Rutgers University.

Joseph F.X. O’Sullivan is currently the Vice Chairman of the Board of the Company, Chairman of the Board of Town Bank and has served as a director of Town Bank since its inception. Mr. O’Sullivan is a senior executive with Fleetwood Financial, a division of IDB Leasing. Fleetwood Financial is an equipment leasing company headquartered in New Jersey specializing in the vendor finance market concentrating on firms selling medical and office technology products. He is a graduate of Mount Saint Mary’s College where he obtained a Bachelor Degree in Business.

Barry B. Davall is currently President and CEO of the Company and Chairman and CEO of Two River. Mr. Davall previously served as President of Two River from April 30, 2000 to July 31, 2006. Mr. Davall, who joined Two River in February 2000 as Executive Vice President and director, has over 40 years’ experience in the banking field, beginning his career in 1960 with Hightstown Trust Company, Hightstown, New Jersey, which was subsequently acquired by New Jersey National Bank. Mr. Davall has served as President and CEO of New Jersey National Bank of Princeton, in various executive-level positions at Fidelity Trust Company, including President and Chief Operating Officer of its successor, Shawmut Fidelity Bank, President of Tinton Falls State Bank, and Senior Regional Vice President of Commerce Shore Bank. Mr. Davall is a former director and chairman of the Red Bank Community YMCA, treasurer and trustee of Monmouth Conservation Foundation, director and treasurer of the Friends of the Monmouth County Parks, and secretary and trustee of CPC Behavioral Healthcare. Mr. Davall is a member and past president of the Community Bankers Association of New Jersey, and a past trustee of the New Jersey Bankers Association. Mr. Davall attended Rider University, and is a 1978 graduate of the Stonier Graduate School of Banking.

Robert E. Gregory is currently a director of the Company and has been a director at Town Bank since it’s inception. Mr. Gregory has been the President of NJ Galvanizing and Tinning Works, Inc. since 1982. He has over 23 years of professional experience in the field of galvanizing. Mr. Gregory is a graduate of Marquette University where he obtained a Bachelors Degree.

Michael W. Kostelnik, Jr. is currently the Corporate Secretary and a director of the Company and has been a director of Two River since the bank opened. He is the retired President of McCue Captains Agency, an insurance agency located in Little Silver, New Jersey. Mr. Kostelnik, who has been involved in the insurance industry for 30 years, is a former member of the board of directors of the Independent Insurance Agents of New Jersey. Mr. Kostelnik was a member of the Community Advisory Board of Tinton Falls State Bank. Mr. Kostelnik is a past president of the Tinton Falls Rotary Club. Mr. Kostelnik received his B.A. degree from Colgate University.

Frederick H. Kurtz is currently a director of the Company and has been a director of Town Bank since its inception. Mr. Kurtz is a Professional Engineer and is President of Parcor, Inc., a management consulting firm in Parlin, New Jersey. Mr. Kurtz operated a Consulting Engineering practice for 30 years and served as Executive Director of the Middlesex County Utilities Authority and the Old Bridge Redevelopment Agency. Mr. Kurtz received his engineering degree from Northeastern University in 1958.

Frank J. Patock, Jr. is currently a director of the Company and Vice Chairman of the Board of Directors of Two River. Mr. Patock is also President of Patock Construction Company, a general contracting company located in Tinton Falls, New Jersey and was born and raised in the Red Bank area. He is a founder and former member of the board of directors of Tinton Falls State Bank. He is a past President of the Red Bank Rotary Club and is the current President of the Monmouth Housing Alliance. Mr. Patock serves on the board of directors of American Red Cross. In addition, Mr. Patock is a member of the Eastern Monmouth Chamber of Commerce and St. Dorothea’s Church in Eatontown, New Jersey. Mr. Patock received his B.C.E. degree from Union College in Schenectady, New York and his M.S. degree from New Jersey Institute of Technology.

John J. Perri, Jr., CPA is currently a director of the Company and Two River. Mr. Perri is a Certified Public Accountant and a partner in the accounting firm of Raymond, Perri & DeSeno, LLC located in Red Bank, New Jersey. He is currently a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. Mr. Perri has taught accounting at Ocean County Community College and he has lectured on various accounting and tax related topics. He is active in the Red Bank Rotary Club and is currently on the board of directors of the Monmouth Housing Alliance. Mr. Perri received his B.S. degree in accounting from Rochester Institute of Technology. He also holds a Masters degree in Taxation from Fairleigh Dickinson University.

No director of the Company is also currently a director of any company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

All of the above directors of the Company also serve as a director of one of the member Banks.

In connection with the Company’s acquisition of Two River and Town Bank, the parties to the acquisition agreement agreed that the initial post-acquisition Board of Directors of the Company would consist of eight directors, with five of the directors to be selected by the Two River board of directors and the remaining three directors to be selected by the Town Bank board of directors. The five directors selected by the Two River board of directors were Messrs. Charles T. Parton, Barry B. Davall, Michael W. Kostelnik, Jr., Frank J. Patock, Jr. and John J. Perri, Jr., CPA, and the three directors selected by the Town Bank board of directors were Messrs. Joseph F.X. O’Sullivan, Frederick H. Kurtz and Robert Cagnassola. The decision to determine the number of recommendations to be made by each Bank board was determined in the course of acquisition discussions between representatives of both Bank boards. Mr. Cagnassola, who served as a member of the Company’s initial post-acquisition Board of Directors, resigned as a member of the Company’s Board of Directors effective September 20, 2006. At such time, because Mr. Cagnassola’s resignation occurred within only six months after the completion of the acquisition, the Company’s Nominating and Corporate Governance Committee recommended to the Company’s Board of Directors that the vacancy on the Company’s Board of Directors created by Mr. Cagnassola’s resignation be filled by a current member of the Town Bank board of directors to keep with the spirit of the original agreement between the parties to the acquisition agreement with respect to Company board composition. After consideration of all of the candidates, the Nominating and Corporate Governance Committee nominated Robert E. Gregory, a member of the Town Bank board of directors, to fill the vacancy on the Company’s Board created by Mr. Cagnassola’s resignation. The Company’s Board of Directors unanimously elected Mr. Gregory to fill such vacancy effective September 20, 2006.

Executive Officers Who Are Not Directors

Set forth below are the names of, and certain biographical information regarding, executive officers of the Company who do not serve as directors of the Company.

William D. Moss is currently Vice President and Senior Loan Officer of the Company, and President and Senior Loan Officer and a director of Two River. Mr. Moss previously served as Executive Vice President and Senior Loan Officer of Two River from July 1, 2003, to July 31, 2006 and from February 2000 (the time of the bank’s opening) until July 2003, Mr. Moss served as Senior Vice President and Senior Loan Officer of Two River. Mr. Moss has over 27 years in the banking industry, starting his career in 1980 at the Midlantic National Bank and rising to Regional Vice President/Group Manager in 1989. Later that year he joined the Central Jersey Bank & Trust Company, which today is Bank of America, as a Vice President and Senior Regional Loan Officer. In 1996, Mr. Moss joined Shrewsbury State Bank as Vice President, responsible for commercial lending and business development.

Mr. Moss is currently a Trustee of The Community YMCA, Red Bank, New Jersey; the Monmouth County Historical Association, Freehold, New Jersey; the Christian Brothers Academy Alumni Association, Lincroft, New Jersey; and the Howard Whitfield Foundation, Red Bank, New Jersey. Mr. Moss is also a member of the U. S. Army Garrison Fort Monmouth Restoration Advisory Board, Eatontown, New Jersey. Mr. Moss is a former President and member of the Board of Advisors of the American Cancer Society and served as a Councilman of the Borough of Shrewsbury and Chair of the Finance Committee. Mr. Moss previously sat on the board of the Monmouth Day Care Center and the Family & Children’s Corporate Executive Board. Mr. Moss graduated from the Stonier Graduate School of Banking in 1987.

Michael J. Gormley is currently Senior Vice President, Chief Financial Officer and Treasurer of the Company, Executive Vice President and Chief Financial Officer of Two River, and Chief Financial Officer of Town Bank. From February 2000 through 2003, Mr. Gormley served as Senior Vice President and Treasurer of Two River. Mr. Gormley previously served as Senior Vice President and Treasurer of Tinton Falls State Bank from its establishment in October of 1988 to its acquisition by Commerce Bank in January of 1999. Mr. Gormley is the current President of the Red Bank Rotary Club and is an elder and former chair of the finance committee of Forked River Presbyterian Church in Forked River, New Jersey.

Robert W. Dowens, Sr. has served as President, Chief Executive Officer and a director of Town Bank since May 1999. Mr. Dowens has over 37 years’ experience in the banking industry, beginning his career in 1969 with the Keansburg-Middletown National Bank, which was subsequently acquired by United Counties Trust Company in 1972. Mr. Dowens rose to Monmouth County Regional Vice President responsible for commercial lending and business development, and was elevated to the executive level position of Senior Vice President with responsibility for the Branch Management Division for the $1.8 billion community bank headquartered in Cranford, New Jersey and also served as Vice President of United Counties Bancorporation, its parent holding company. Mr. Dowens is a member of the Westfield Area Chamber of Commerce, the Westfield Rotary Club, and is a member and past President of Community Bankers Association of New Jersey. Mr. Dowens is also currently a board member of the New Jersey Workshop For the Arts. Mr. Dowens attended Champlain College and holds a Graduate Degree from Rutgers University, Stonier Graduate School of Banking.

Recommendation and Vote Required

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES.

A director will be elected by a plurality of the votes cast at the Annual Meeting, whether in person or by proxy.

ITEM 2 - RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Beard Miller Company LLP as the Company’s independent auditors for the 2007 fiscal year. Beard Miller Company LLP has served as the Company’s independent registered public accounting firm since 2006, and prior to such time served as independent registered public accounting firm for Two River since 2005.

In addition to selecting Beard Miller Company LLP as the Company’s independent registered public accounting firm for the Company’s 2007 fiscal year, the Audit Committee has directed that management submit the selection of the independent registered public accounting firm for ratification by the Company’s shareholders at the 2007 Annual Meeting. One or more representatives of Beard Miller Company LLP are expected to be present at the 2007 Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of Beard Miller Company LLP as the Company’s independent registered public accounting firm is not required by the Company’s by-laws or otherwise. However, the Board is submitting the selection of Beard Miller Company LLP to shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Unless contrary instructions are given, the shares of common stock represented by the proxies being solicited will be voted for the ratification of the selection of Beard Miller Company LLP as the Company’s independent registered public accounting firm for the Company’s 2007 fiscal year.

Independent Auditor Fees

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the United States Securities and Exchange Commission (the “SEC”) require all public accounting firms that audit issuers to obtain pre-approval from their respective Audit Committees in order to provide professional services without impairing independence.

The following fees were incurred for services provided by the Company’s principal accountant in 2006 and 2005:

	2006	2005

Audit fees (1)	$128,128	$56,141
Audit-related fees (2)	31,283	48,643
Tax fees (3)	18,393	658
All other fees	-	-

Total	$177,804	$105,442

(1)	Includes professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in Forms 10-Q, including out-of-pocket expenses.
(2)

Assurance and related services reasonably related to the performance of the audit or review of financial statements include accounting and regulatory consultations in connection with the Company’s acquisition of Two River and Town Bank.

(3)	Tax fees include the following: Preparation of state and federal tax returns, assistance with calculating estimated tax payments, and assistance with other tax matters.

All services described above were approved in accordance with the Audit Committee’s Pre-Approval policy described directly below.

Audit Committee Pre-Approval Procedures

The Audit Committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the Company’s independent registered public accounting firm. The policy requires that all services to be performed by the Company’s independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. The policy permits the Audit Committee to delegate pre-approval authority to one or more members, provided that any pre-approval decisions are reported to the Audit Committee at its next meeting. Specific services being provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. The Company’s engagement of Beard Miller Company LLP as the Company’s independent registered public accounting firm was approved in advance by the Audit Committee.

Recommendation and Vote Required

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BEARD MILLER COMPANY LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

The affirmative vote of the majority of votes cast is required to ratify the Board’s selection of the Company’s independent registered public accounting firm.

ITEM 3 – APPROVAL OF COMMUNITY PARTNERS BANCORP

2007 EQUITY INCENTIVE PLAN

General

The Board of Directors, at a regular meeting held on March 20, 2007, approved for submission to the Company’s shareholders the Community Partners Bancorp 2007 Equity Incentive Plan (the “Plan”). The Plan provides that the Compensation Committee of the Board of Directors (the “Committee”) may grant to those individuals who are eligible under the terms of the Plan stock options, restricted stock, or such other equity incentive awards as the Committee may determine. The number of shares of common stock to be reserved and available for awards under the Plan is 750,000. As of the close of business on March 30, 2007, the market value of the 750,000 shares of common stock to be reserved and available for awards under the Plan was $ 7,117,500.

Description of the Plan

The following is a general description of the material features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit A.

Purposes. The purposes of the Plan are to aid the Company in attracting, retaining, motivating and rewarding directors, employees and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions, to reward achievement of Company goals, and to promote the creation of long-term value for the Company’s shareholders by closely aligning the interests of participants with those of shareholders.

Types of Awards. The Plan provides that the Company may grant participants stock options, restricted stock, or such other awards as the Committee may determine. Options awarded under the Plan may be either options that qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not, or cease to, qualify as incentive stock options under the Code (“nonqualified stock options” or “NQSOs”).

Eligibility. Awards may be granted under the Plan to:

•	directors who are not employees of the Company;
•

employees of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company, consultant or other person who provides substantial services to the Company or a subsidiary or affiliate; and

•

any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such person may not receive any payment or exercise any right relating to an award until such person has commenced employment with the Company or a subsidiary or affiliate.

As of March 31, 2007, there are approximately 111 employees, including officers, and 23 directors (including 8 Company directors and 15 Bank directors who are not also Company directors) eligible to participate in the Plan.

Administration. The Plan will be administered by the Compensation Committee. The Committee shall have full and final authority to select participants, to grant awards, to determine the type and number of awards, to establish the terms, conditions, restrictions and other provisions of awards, to cancel or suspend awards, to prescribe documents evidencing or setting terms of awards, amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto, to construe and interpret the Plan and award documents and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee shall be final, conclusive, and binding upon all persons interested in the Plan. The Board of Directors may, in the exercise of its discretion by resolution, undertake, perform or exercise any function or authority with respect to administration of the Plan.

Shares Available; Adjustments. A total of 750,000 shares have been reserved and are available for issuance in connection with awards under the Plan, with the total number of shares which may be issued in connection with awards that are granted as ISOs limited to 750,000. Shares delivered under the Plan shall be authorized and unissued shares, or treasury shares, or partly out of each, as shall be determined by the Board. Shares subject to an award under the Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the participant will again be available for awards, but with respect to shares reserved and available for ISOs, only to the extent consistent with applicable regulations relating to ISOs under the Code. The Committee will determine the appropriate adjustments, if any, to the number of shares available under the Plan and to awards under the Plan in the case of recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction.

Per-Person Award Limitations. Participants are limited in any year to awards under the Plan relating to no more than 25,000 shares per type of award (that is, options, restricted stock, and other awards), plus the amount of the participant’s unused annual limit relating to the same type of award as of the close of the previous year, subject to adjustment.

Terms of Stock Options. The exercise price per share purchasable under either an ISO or a NQSO shall not be less than the fair market value of a share of stock on the date of grant of the option. The Committee shall determine the term of each option, provided, that no ISO may have a term in excess of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, stock, other awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property, and the methods by or forms in which stock will be delivered or deemed to be delivered in satisfaction of options.

Terms of Restricted Stock. Restricted Stock is stock which is subject to certain restrictions and to a risk of forfeiture. The Committee will determine the period over which any restricted stock which is issued under the Plan will vest, and will impose such restrictions on transferability, risk of forfeiture and other restrictions as the Committee may in its discretion determine. Unless restricted by the Committee, a participant granted restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends with respect to that stock.

Forfeiture Provisions. In addition to any forfeiture or reimbursement conditions the Committee may impose upon an award, a participant may be required to forfeit an award, or reimburse the Company for the value of a prior award, by virtue of the requirement of Section 304 of the Sarbanes-Oxley Act of 2002 (or by virtue of any other applicable statutory or regulatory requirement), but only to the extent that such forfeiture or reimbursement is required by such statutory or regulatory provision.

Compliance with Legal and Other Requirements; New Plan Benefits. No shares, or payments of other benefits under any award will be issued until completion of such registration or qualification of such shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the shares are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate. The Plan will be interpreted, applied and administered so as to remain fully compliant with all applicable provisions of law; all requirements of any stock exchange or automated quotation system upon which the shares covered by the Plan are listed or quoted; and all other obligations of the Company. Awards are subject to the di scretion of the Board and therefore amounts which would have been received by the eligible participants if the Plan had been in place for fiscal 2006, or such amounts which may be granted in the future, are not determinable.

Amendment, Modification and Termination of the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant awards under the Plan without the consent of shareholders or participants. Any amendment to the Plan shall be submitted to the Company’s shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the stock may then be listed or quoted. Without the consent of an affected participant, no Board action may materially and adversely affect the rights of such participant under any outstanding award, unless such action is deemed necessary in order to achieve compliance with tax or securities laws or regulations.

Change in Control. Unless otherwise provided by the Committee in the award document or subject to other applicable restrictions, in the event of a Change in Control (as defined in the Plan) all non-forfeited options and awards carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control, and all restricted stock and awards subject to risk of forfeiture shall become fully vested. The Committee may, at its discretion, determine to extend to any participant who holds options or other awards, the right to elect during the 60-day period immediately following the Change in Control, in lieu of acquiring shares, to receive in cash (based upon a formula as described in the Plan).

Federal Income Tax Implications of the Plan

The following provides only a general description of the application of federal income tax laws to awards under the Plan. This discussion is intended for the information of shareholders considering how to vote at the annual meeting, and is not as tax advice or guidance to participants in the Plan, as the consequences may vary depending upon specific circumstances. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

Incentive Stock Options. With respect to an incentive stock option, no income is realized by the participant at the time the option is granted or exercised. If common stock is issued to a participant upon exercise of an incentive stock option, and if the participant does not dispose of those shares in a disqualifying disposition within two years after the date of the option grant or within one year after the shares are issued to the participant, then (i) on the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes.The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative tax liability for the participant. If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, then generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares; and (ii) the Company will be entitled to deduct the amount of income taxed to the participant for federal income tax purposes if the amount represents an ordinary and necessary business expense. Consequently, the Company would require the participant to notify the Company if there is a disposition prior to the expiration of either holding period described above. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.

If an incentive stock option is exercised more than three months after termination of employment, the option will be taxed in the same manner as the exercise of a nonqualified stock option, except when termination of employment is due to death or disability. In the case of death or disability if an incentive stock option is exercised more than one year after termination of employment, the option will be taxed in the same manner as a nonqualified stock option.

Nonqualified Stock Options. With respect to a nonqualified stock option, no income is realized by the participant at the time the option is granted. Generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise. Upon disposition of the shares acquired by exercise of the nonqualified option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. Generally, the Company will be entitled to a federal income tax deduction equal to the amount of income taxed to the participant as compensation as a result of the inclusion of the value of the option in the gross income of the participant.

Restricted Stock. In general, no income is realized by the participant at the time the restricted stock is granted. When restrictions on the restricted stock lapse, the participant will be subject to tax at ordinary income rates on the amount by which the fair market value of the restricted stock at such time exceeds the amount (if any) paid for the stock by the recipient. However, a participant may elect under Section 83(b) of the Code within 30 days of the date of receipt of the restricted stock to be taxed differently. In this case (i) income is realized by the participant at the time the restricted stock is granted, in an amount equal to the excess of the fair market value of such shares of restricted stock at such time (determined without regard to any restrictions which apply to the shares) over the purchase price, if any, of the shares; and (ii) upon the subsequent sale or exchange of such stock, the participant will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the purchase price and the amount included in gross income under Section 83(b).

With respect to a sale or exchange of the shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares will generally be based on the fair market value of such shares on such date. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant, subject to satisfaction of the withholding requirements and the ordinary and necessary test.

Recommendation and Vote Required

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PLAN.

The Plan will be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting.

CORPORATE GOVERNANCE

General

The Company is committed to establishing sound principles of corporate governance which promote honest, responsible and ethical business practices. The Company’s corporate governance practices are actively reviewed and evaluated by the Board of Directors and the Nominating and Corporate Governance Committee. This review includes comparing the Board’s current governance policies and practices with those suggested by authorities active in corporate governance as well as the practices of other public companies. Based upon this evaluation, the Board has adopted those policies and practices that it believes are the most appropriate corporate governance policies and practices for the Company.

Board Composition and Committee Memberships

The Board is composed of Messrs. Barry B. Davall, Charles T. Parton, Joseph F.X. O’Sullivan, Michael W. Kostelnik, Jr., Frank J. Patock, Jr., Robert E. Gregory, Frederick H. Kurtz and John J. Perri, Jr., CPA. The Board of Directors has a standing Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee. The table below provides current membership for each of these Board committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Barry B. Davall
Charles T. Parton			X*
Joseph F.X. O’Sullivan		X
Michael W. Kostelnik, Jr.	X	X*
Frank J. Patock, Jr.
Robert E. Gregory	X
Frederick H. Kurtz			X
John J. Perri, Jr., CPA	X*	X	X

X = Committee member; * = Chairperson

Director Independence

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been growing public and regulatory focus on the independence of directors. Based on the subjective and objective criteria developed by the Nasdaq listing standards and the SEC rules, the Board of Directors has determined that a majority of the directors are “independent” within the meaning of the Nasdaq independence standards. The Board of Directors has also determined that based on such criteria, all current members of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are “independent” within the meaning of the Nasdaq independence standards, except for Mr. Parton, who serves on the Nominating and Corporate Governance Committee (as discussed under “Nominating and Corporate Governance Committee” below). The Board has determined that each member of the Audit Committee is also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, and that each member of the Compensation Committee is an “outside director” pursuant to the criteria established by the Internal Revenue Service and is a “non-employee director” pursuant to criteria established by the SEC.

The Nominating and Corporate Governance Committee met on March 20, 2007 to determine the independence of the current members of the Board of Directors who all are nominees for election as a director of the Company. All of the directors had previously completed a questionnaire that was used as a guide to assist in determining each director’s independence. At the Nominating and Corporate Governance Committee meeting, the Committee discussed each director’s relationship with the Company (and those of their immediate family) and other potential conflicts of interest as well as information related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors.

Following the Nominating and Corporate Governance Committee meeting, the Committee presented its conclusions to the Board. Taking into consideration the information provided by the Committee, the Board affirmatively determined that each of Messrs. Joseph F.X. O’Sullivan, Michael W. Kostelnik, Jr., Robert E. Gregory, Frederick H. Kurtz and John J. Perri, Jr., CPA has no material relationship with the Company affecting his independence as a director and that each is “independent” within the meaning of the independence standards established by Nasdaq. In making the independence determination with respect to Mr. Kostelnik, the Nominating and Corporate Governance Committee considered Mr. Kostelnik’s employment with a company that maintains bank accounts with, has a line of credit and a term loan with, and provides insurance services to Two River. Also the Committee considered the relevance of (i) Mr. O’Sullivan’s personal deposit and borrowing relationship and his employment with a company that maintains a deposit relationship with Town Bank; (ii) Mr. Gregory’s personal deposit and borrowing relationship and his ownership of companies that have deposit and borrowing relationships with Town Bank; and (iii) Mr. Kurtz’s personal deposit and borrowing relationship and his ownership of companies that have deposit and borrowing relationships with Town Bank.

The Board affirmatively determined in March 2006 the independence of Robert Cagnassola, who resigned from the Company Board effective September 20, 2006. The Nominating and Corporate Governance Committee and the Board did not analyze Mr. Cagnassola’s independence in March 2007 due to the fact that he was not standing for re-election to the Board.

Audit Committee

The Audit Committee is comprised of Messrs. John J. Perri, Jr., CPA (Chairman), Michael W. Kostelnik, Jr. and Robert E. Gregory. The Audit Committee serves as a communication point among non-Audit Committee directors, internal auditors, the independent auditors and Company management as their respective duties relate to financial accounting, financial reporting and internal controls. The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to accounting policies, internal controls, financial and operating controls, standards of corporate conduct and performance, financial reporting practices and sufficiency of auditing.

The Board has determined that all Audit Committee members are able to read and understand financial statements and at least one member has accounting or related financial management expertise in accordance with the applicable Nasdaq rules. The Board has also determined that John J. Perri, Jr., CPA qualifies as an “audit committee financial expert,” and serves as the Company’s “audit committee financial expert.” No member of the Audit Committee received any compensation from the Company during fiscal 2006 other than compensation for services as a director.

The Audit Committee Charter is available to shareholders under the Corporate Governance section of the Company’s website at www.communitypartnersbancorp.com.

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors of the Company is comprised of three independent directors appointed by the Board of Directors (each of whom is independent for purposes of audit committee membership under applicable Nasdaq and SEC rules). The Audit Committee operates under a charter that was adopted October 2005 (the “Audit Committee Charter”). The Audit Committee Charter provides that the Audit Committee shall have the sole authority to appoint or replace the Company’s independent accountants.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors perform an annual independent audit of the financial statements and express an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America. The Audit Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board. The Audit Committee assists the Board in monitoring:

•	the integrity of the financial statements of the Company;
•	the independent auditors’ qualifications and independence;
•	the performance of the Company’s internal audit function and independent auditors; and
•	the compliance by the Company with legal and regulatory requirements.

The Audit Committee reviews with the Company’s independent auditors the results of its audit, of its interim quarterly reviews, the overall quality of the Company’s accounting policies and other required communications including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees”. The Company’s independent auditors assist management, as necessary, in updating the Audit Committee concerning new accounting developments and their potential impact on the Company’s financial reporting. The Audit Committee also meets regularly with the Company’s independent auditors without management present.

The Audit Committee reviews and discusses with management the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Audit Committee also meets with Company management, without the Company’s independent auditors present, to discuss management’s evaluation of the performance of the independent auditors.

With respect to fiscal 2006, the Audit Committee:

•	met with management and Beard Miller Company LLP to review and discuss the Company’s audited financial statements and to discuss significant accounting issues;
•	periodically met with management to review and discuss quarterly financial results;

•	discussed with Beard Miller Company LLP the scope of its services, including its audit plan;
•	reviewed the Company’s internal control processes and procedures;
•

reviewed the written disclosures and letter from Beard Miller Company LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Beard Miller Company LLP their independence from management and the Company;

•

implemented various changes and actions in response to the requirements of the Sarbanes-Oxley Act, SEC regulations, and Nasdaq corporate governance standards, as they impact the Audit Committee, the financial reporting process and internal controls procedures;

•	reviewed and approved all audit and non-audit services provided by Beard Miller Company LLP during fiscal 2006;
•	reviewed and approved all internal audit reports prepared by Thoms & Jordan, LLP and Crane, Tonelli, Rosenberg & Co., LLP; and
•	reviewed and approved all Loan Review Programs prepared by CEIS Review Inc.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Members of the Audit Committee

John J. Perri, Jr., CPA (Chairman)

Michael W. Kostelnik, Jr.

Robert E. Gregory

Compensation Committee

The Compensation Committee is comprised of Messrs. Michael W. Kostelnik, Jr. (Chairman), Joseph F.X. O’Sullivan, and John J. Perri, Jr., CPA.

In accordance with the marketplace rules of the Nasdaq Capital Market, the Compensation Committee is currently composed entirely of independent, non-management members of the Board of Directors. In 2006, Mr. O’Sullivan served as a member of the Compensation Committee pursuant to Nasdaq Rule 4350(c)(3)(C) which permits, under exceptional and limited circumstances, one member of the Compensation Committee to be a director who does not meet the independence requirements of applicable Nasdaq rules, if (i) that director is not a current officer or employee of the Company or any of its subsidiaries (or a family member of such an officer or employee); and (ii) the Board has determined that such director’s committee membership is required by the best interests of the Company and its shareholders. The Board determined that Mr. O’Sullivan qualified for this exception in 2006 and made the determination to include Mr. O’Sullivan on the Compensation Committee because of his extensive business experience and unique knowledge concerning executive compensation issues. The Board has affirmatively determined that Mr. O’Sullivan is independent under applicable Nasdaq rules for 2007.

No Compensation Committee member participates in any of the Company’s employee compensation programs. Each year, the Nominating and Corporate Governance Committee reviews all direct and indirect relationships that each director has with the Company and the Board subsequently reviews its findings. The Board has determined that none of the current Compensation Committee members has any material business relationships with the Company.

The Compensation Committee Charter is available to shareholders under the Corporate Governance section of the Company’s website at www.communitypartnersbancorp.com.

Role of the Compensation Committee

The Compensation Committee reviews and approves the compensation arrangements for the Company’s Chief Executive Officer, executive officers and outside directors. The Compensation Committee will administer any Company equity incentive plans and will make awards pursuant to those plans. The Compensation Committee also establishes and administers any other incentive compensation plans for the Company’s executive officers. The Compensation Committee has the authority to engage compensation consultants to assist it in carrying out its duties. When the Compensation Committee deems it to be appropriate, it may delegate its authority to one or more members or to one or more subcommittees established by the Committee. Further discussion on the role of the Compensation Committee can be found on the “Compensation Discussion and Analysis” on page 25 of this proxy statement.

Role of Management

With respect to executive officer compensation, the Compensation Committee receives recommendations and information from senior management. Annually, Mr. Davall, the Company’s President and Chief Executive Officer, reviews with the Compensation Committee the performance of the Company’s executive officers and participates in Committee deliberations regarding the compensation of executive officers, but Mr. Davall does not participate in the review or deliberations regarding his own compensation. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to the named executive officers. Upon request by the Compensation Committee, management provides the Committee with recommendations, data and information regarding the compensation of the Company’s outside directors.

Role of Compensation Consultants

In 2006, Mosteller & Associates, a compensation consultant, provided the Compensation Committee with research and analysis in connection with setting appropriate levels of executive officer compensation as further described under the heading “Setting Executive Officer Compensation” in the Compensation Discussion and Analysis on page 25 of this proxy statement. Mosteller & Associates also provided the Compensation Committee with information regarding the levels of outside director compensation provided by generally comparable local banks. The Compensation Committee used this information during its 2006 review of outside director compensation. Although the Company originally contractually engaged Mosteller & Associates, the compensation consultant reports directly to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Michael W. Kostelnik, Jr. (Chairman), Joseph F.X. O’Sullivan, and John J. Perri, Jr., CPA. Messrs. Kostelnik and O’Sullivan have engaged in loan transactions with either Two River or Town Bank. All loans by the Banks to such persons (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Charles T. Parton (Chairman), Frederick H. Kurtz, and John J. Perri, Jr., CPA. The Nominating and Corporate Governance Committee is responsible for recommending for consideration by the Board candidates to serve as directors of the Company as well as the re-election of current directors. The Committee also reviews recommendations from shareholders regarding corporate governance and director candidates. The procedure for submitting recommendations of director candidates is set forth below under the caption “Selection of Director Candidates”.

In accordance with the marketplace rules of the Nasdaq Capital Market, the Nominating and Corporate Governance Committee is composed entirely of independent, non-management members of the Board of Directors, except that Mr. Parton serves as a member of, and the Chairman of, the Nominating and Corporate Governance Committee pursuant to Nasdaq Rule 4350(c)(4)(C) which permits, under exceptional and limited circumstances, one member of the Nominating and Corporate Governance Committee to be a director who does not meet the independence requirements of applicable Nasdaq rules, if (i) that director is not a current officer or employee of the Company or any of its subsidiaries (or a family member of such an officer or employee); and (ii) the Board has determined that such director’s committee membership is required by the best interests of the Company and its shareholders. Mr. Parton is not a current officer or employee or a family member of an officer or employee of the Company, Two River or Town Bank, or of any of their respective affiliates. The Board made the determination to include Mr. Parton on the Nominating and Corporate Governance Committee because Mr. Parton is the only director with experience as a director of a publicly traded company and because he has extensive knowledge of corporate governance matters.

The Nominating and Corporate Governance Committee Charter is available to shareholders under the Corporate Governance section of the Company’s website at www.communitypartnersbancorp.com.

Selection of Director Candidates

The Nominating and Corporate Governance Committee has established a policy regarding the consideration of director candidates, including those recommended by shareholders. The Nominating and Corporate Governance Committee, together with the President and other Board members, will from time to time as appropriate identify the need for new Board members. Particular proposed director candidates who satisfy the criteria set forth below and otherwise qualify for membership on the Board will be identified by the Nominating and Corporate Governance Committee. In identifying candidates, the Nominating and Corporate Governance Committee will seek input and participation from the President, other Board members, and other appropriate sources, to ensure that all points of view can be considered and the best possible candidates can be identified. The Nominating and Corporate Governance Committee may also, as appropriate, engage a search firm to assist it in identifying potential candidates. Members of the Nominating and Corporate Governance Committee, the President and other Board members, as appropriate, may personally interview selected director candidates and provide input to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will determine which candidate(s) are to be recommended to the Board for approval.

Shareholders wishing to submit a director candidate for consideration by the Nominating and Corporate Governance Committee must submit the recommendation to Michael W. Kostelnik, Jr., Corporate Secretary, c/o Community Partners Bancorp, 1250 Highway 35 South, Middletown, New Jersey 07748 in writing, not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s Annual Meeting. To ensure that a shareholder wishing to propose a candidate for consideration by the Nominating and Corporate Governance Committee has a significant stake in the Company, to qualify for consideration by the Nominating and Corporate Governance Committee, the shareholder submitting the candidate must demonstrate that he or she has been the beneficial owner of at least 1% of the Company’s outstanding shares for a minimum of one year prior to the submission of the request. The request must be accompanied by the same information concerning the director candidate and the recommending shareholder as described in Article I, Section 9 of the Company’s by-laws for shareholder nominations for director. The Company may also request any additional background or other information from any director candidate or the recommending shareholder, as it may deem appropriate.

All directors play a critical role in guiding the Company’s long-term business strategy and in overseeing the management of the Company. Board candidates are considered based on various criteria which may change over time and as the composition of the Board changes. The following factors, at a minimum, are considered by the Nominating and Corporate Governance Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

•	appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;
•	global business and social perspective;
•

if the Committee deems it applicable, whether the candidate would be considered a financial expert or financially literate as described in SEC or Nasdaq rules or an audit committee financial expert as defined by the Sarbanes-Oxley Act of 2002;

•

if the Committee deems it applicable, whether the candidate would be considered independent under Nasdaq rules and the Board’s additional independence guidelines set forth in the Company’s Corporate Governance Guidelines;

•	demonstrated character and reputation, both personal and professional, consistent with the image and reputation of the Company;
•	willingness to apply sound and independent business judgment;
•	ability to work productively with the other members of the Board; and
•	availability for the substantial duties and responsibilities of a director of the Company.

Attendance at Board Meetings, Committee Meetings, and Annual Meetings

In fiscal 2006, the Board of Directors held 13 meetings, the Audit Committee held seven meetings, the Compensation Committee held six meetings, and the Nominating and Corporate Governance Committee held two meetings. Each director attended at least 75% of the aggregate meetings of the Board of Directors and of the committees of which such director was a member.

The Company did not have an annual meeting of shareholders in 2006, but our current director attendance policy is that unless there are mitigating circumstances, such as medical, family or business emergencies, Board members are expected to participate in all Board meetings and all committee meetings of which the director is a member and to attend the Company’s Annual Meeting of shareholders.

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines adopted in March 2007 require the non-management directors to meet in executive session at least four times per year. At each executive session, the non-management directors will select a director to preside at the meeting. Three executive sessions of non-management directors were held in 2006.

Shareholder Communications Process

The Company does not currently have a formal process for shareholders to send communications to the Board, but believes that such a process is appropriate and intends to adopt such a policy in the near future and post the policy under the Corporate Governance section of the Company’s website at www.communitypartnersbancorp.com.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) which applies to the Company’s chief executive officer and principal financial and accounting officer and to all other Company directors, officers and employees. The Code of Conduct is available under the Corporate Governance section of the Company’s website at www.communitypartnersbancorp.com. The Company will disclose any substantive amendments to the Code as well as any waivers from provisions of the Code made with respect to the chief executive officer, principal financial officer, principal accounting officer, any other executive officer or any director at the same location on the Company’s website.

The Company has also adopted Corporate Governance Guidelines which are intended to provide guidelines for the governance of the Company by the Board and its committees.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

STOCK OWNERSHIP OF MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of the Company common stock as of March 12, 2007 by each director/nominee, by the Company’s named executive officers, by all directors and executive officers as a group, and by any individual or group owning 5% or more of the Company’s common stock. The Company knows of no person or group that beneficially owns 5% or more of the Company common stock. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares of Company common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	(a)	Percent of Stock
Barry B. Davall	134,994	(b)	2.05%
Charles T. Parton	107,382	(c)	1.64%
Joseph F.X. O’Sullivan	51,500	(d)	*
Michael W. Kostelnik, Jr.	92,920	(e)	1.42%
Frank J. Patock, Jr.	115,652	(f)	1.77%
Robert E. Gregory	113,230	(g)	1.74%
Frederick H. Kurtz	55,245		*
John. J. Perri, Jr., CPA	96,867	(h)	1.48%
William D. Moss	78,516	(i)	1.20%
Michael J. Gormley	68,335	(j)	1.04%
Robert W. Dowens, Sr.	75,403	(k)	1.15%
All Directors and Executives Officers of the Company as a Group 11 Persons	990,044		14.39%
___________________
* less than one percent

(a)

The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial interest” set forth in SEC regulations and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as the individual, as well as other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to some of the shares. A person is also deemed to beneficially own shares of Company common stock which such person does not own but has a right to acquire presently or within sixty days after March 12, 2007.

(b)

Includes 45,019 shares held by a retirement plan of which Mr. Davall is the primary beneficiary; 5,296 shares that are jointly owned by Mr. & Mrs. Davall; 8,717 shares held by a retirement plan of which Mrs. Davall is the primary beneficiary, and options for 75,681 shares of common stock granted under Two River Incentive Stock Options Plans.

(c)	Includes 15,678 shares owned by Gertrude Parton, Mr. Parton’s spouse and options for 32,010 shares of common stock granted under the Two River Non-Qualified Stock Option Plans.
(d)

Includes options for 8,960 shares of common stock granted under the Town Bank Director Stock Option Plans; and 2,844 shares of common stock held in the name of Mr. O’Sullivan’s children, for which he is deemed to have beneficial ownership.

(e)

Includes 28,552 shares that are jointly owned by Mr. and Mrs. Kostelnik; 43,613 shares held by a retirement plan of which Mr. Kostelnik is the primary beneficiary, and options for 20,755 shares of common stock granted under the Two River Non-Qualified Stock Option Plans.

(f)

Includes 17,391 shares owned by Carol Patock, Mr. Patock’s spouse; 9,974 shares owned by Patock Construction Profit Sharing Trust, in which Mr. Patock is a principal, and options for 32,010 shares of common stock granted under the Two River Non-Qualified Stock Option Plans.

(g)	Include options for 3,035 shares of common stock granted under the Town Bank Director Stock Option Plans.
(h)	Includes options for 32,010 shares of common stock granted under the Two River Non-Qualified Stock Option Plans.
(i)

Includes 4,218 shares owned by Elizabeth Moss, Mr. Moss’s spouse, for which he is deemed to have beneficial ownership; 772 shares held in trust for his children, for which he is deemed to have beneficial ownership; and options for 54,780 shares of common stock granted under the Two River Incentive Stock Option Plans.

(j)	Includes options for 57,870 shares of common stock granted under the Two River Incentive Stock Option Plans.
(k)

Includes 405 shares owned by Suellen Dowens, Mr. Dowens’ spouse, for which he is deemed to have beneficial ownership; and options for 50,097 shares of common stock granted under the Town Bank Employee Stock Option Plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Based on a review of the copies of reports furnished to the Company, the Company believes that during the year ended December 31, 2006, all filing requirements applicable to its officers, directors and 10% beneficial owners were met, with the exception of the December 13, 2006 Form 3 filing of Robert E. Gregory, who replaced Robert B. Cagnassola as a director of the Company, and the November 30, 2006 Form 4 filing reporting a common stock purchase of Frank J. Patock, Jr. The failure to file on a timely basis was unintended, and the documents were filed promptly thereafter.

DIRECTOR COMPENSATION

The following table details the compensation paid to our non-employee directors for the year ended December 31, 2006.

2006 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)

Charles T. Parton	56,180	-	1,190	57,370

Joseph F.X. O’Sullivan	42,550	-	-	42,550

Michael W. Kostelnik, Jr.	22,700	-	1,041	23,741

Frank J. Patock, Jr.	21,450	-	796	22,246

Robert E. Gregory	9,900	-	-	9,900

Frederick H. Kurtz	13,050	-	-	13,050

John J. Perri, Jr., CPA	24,500	-	566	25,066

Robert Cagnassola	9,450	-	-	9,450

(1)

No stock option awards were granted to our directors in fiscal 2006. The aggregate number of stock options awarded in prior fiscal years that were outstanding for each non-employee director as of December 31, 2006 was as follows: Mr. Parton, 32,010; Mr. O’Sullivan, 8,960; Mr. Kostelnik, 20,755; Mr. Patock, 32,010; Mr. Perri, 32,010. Mr. Kurtz and Mr. Cagnassola did not have any stock option awards outstanding as of December 31, 2006.

Fees Earned or Paid in Cash

Director fees are $500 for each holding company and bank board meeting attended and $250 for each holding company and bank committee meeting attended. Mr. Davall does not receive fees for his attendance at board or committee meetings.

Charles T. Parton received $35,880 in additional cash compensation for services as Chairman of the Company’s Board of Directors.

Joseph F.X. O’Sullivan received $25,000 in additional cash compensation for services as Vice Chairman of the Company’s Board of Directors.

All Other Compensation - Director Life Insurance

All other compensation represents premiums for life insurance paid for the benefit of that director.

The Company purchased single premium life insurance for certain directors in 2004. The Director Insurance program covers all individuals who were members of the Board of Directors of Two River on the effective date.

Under the Director Insurance program, a covered individual is provided with term insurance coverage in the amount of $100,000. Coverage will remain in effect even if the individual’s service as a member of the Board of Directors ceases. The director shall forfeit any right to a benefit under the agreement if the Company terminates the director for cause. The premiums for the Director Insurance program were paid by the Company in November 2004. The Company has all ownership rights to the policies and all cash values thereunder.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Board of Directors of the Company believes that the performance of each of the named executive officers of the Company has the potential to impact both our short-term and long-term profitability. Therefore, we place considerable importance on the design and administration of the executive compensation program.

In this Compensation Discussion and Analysis, we discuss aspects of our compensation program as it pertains to our principal executive officer, our principal financial officer, and our two other most highly compensated executive officers in 2006. We refer to these four persons throughout as our “named executive officers.” Our discussion focuses on compensation and practices relating mostly to our recently completed fiscal year.

The Company was formed for the purposes of effecting the acquisition of Two River and Town Bank and to thereafter serve as the bank holding company for the Banks. The acquisition was effective April 1, 2006. Prior to the effective time of the acquisition, the Company had no officers, employees or business operations. Accordingly, no compensation was paid by the Company to any such persons prior to the effective time. All compensation paid to such persons in 2006 relating to the period from January 1, 2006 to the effective time was paid to them by either Two River or Town Bank as compensation for service as an officer of such Bank.

Oversight

The Compensation Committee of the Board of Directors has responsibility for establishing, implementing, and continually monitoring adherence with our compensation philosophy. The Compensation Committee ensures that the total compensation paid during 2006 to the president and chief executive officer, and chief financial officer and treasurer, and the other named executive officers included in the Summary Compensation Table on page 32 of this proxy statement, is reasonable, competitive and aligned with the best interests of the shareholders. The Compensation Committee met six times in 2006 to discuss, analyze, approve and recommend to the Board certain compensation matters for the named executive officers and the outside directors. Only members of the Compensation Committee who have been affirmatively determined by the Board to be independent participate in the approval of matters relating to grants of options or other stock-based compensation to directors and officers who are statutory insiders or any matters relating to the award of performance-based compensation in excess of $1 million.

Objectives of Executive Compensation

Our overall goal in compensating named executive officers is to attract, retain and motivate key executives of superior ability who are critical to our future success. We believe that both short-term and long-term incentive compensation paid to named executive officers should be directly aligned with our performance, and that compensation should be structured to ensure that a significant portion of executive compensation opportunities is directly related to achievement of financial and operational goals and other factors that impact shareholder value.

Our compensation decisions with respect to named executive officer salaries, annual incentives, and long-term incentive compensation opportunities are influenced by:

•	the executive’s level of responsibility and function within the Company;
•	the overall performance and profitability of the Company; and
•	our assessment of the competitive marketplace, including other peer companies.

Our philosophy is to focus on total direct compensation opportunities through a mix of base salary, an annual cash incentive bonus, and long-term incentives, including stock-based option awards. Although we did not grant any stock-based option awards in 2006, we expect to make such awards to our named executive officers in 2007.

We also believe that the best way to directly align the interests of our executives with the interests of our shareholders is to make sure that our executives acquire and retain a significant level of stock ownership throughout their tenure with us. Our compensation program will pursue this objective through equity-based long-term incentive stock options, as described in “Components of Executive Officer Compensation”.

We do not believe that it is appropriate to establish compensation levels primarily based on benchmarking. We do believe, however, that information regarding pay practices at other companies is useful in at least two respects. First, we recognize that our compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that the Compensation Committee considers in assessing the reasonableness of compensation.

The Compensation Committee makes all compensation decisions related to the named executive officers of the Company and equity-based award grants for the non-employee directors. Annually, the President and Chief Executive Officer reviews with the Compensation Committee the performance of the named executive officers, excluding himself. The conclusions reached and the recommendations based on these performance reviews, including salary adjustments, annual cash incentive payments, and equity-based awards are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to the named executive officers. Additionally, the Compensation Committee seeks input from the Board regarding the performance of the President and Chief Executive Officer and determines the base salary adjustment, annual cash incentive payment and equity-based awards for the President and Chief Executive Officer.

Setting Executive Officer Compensation

In order to ensure that the Company provides total compensation that is competitive with its geographic peers and the financial services industry in general, the Compensation Committee has used, and continues to use, the services of a compensation consultant.

In May 2006, the Compensation Committee met with and engaged a third party compensation consultant, Mosteller & Associates, to provide research, analysis and recommendations to the Compensation Committee.

As discussed above, we acquired, and became the holding company for, Two River and Town Bank effective April 1, 2006 and the total assets of the combined organizations were approximately $500 million as of that date. An initial compensation study was conducted in 2005 for Two River and Town Bank prior to completion of our clarification of the roles and responsibilities of positions under the holding company. Since April 2006, many of those roles have been clarified, particularly with respect to our named executive officers.

In July 2006, Mosteller & Associates provided us with an analysis titled “Executive/Officer Compensation Study”. This compensation study updates the compensation marketplace data to reflect changes in responsibility levels and provides guidance for future administration of an annual incentive plan. This study includes all officer positions for base pay, annual incentive pay, and other forms of compensation (primarily long-term compensation pay). The study also contained data gathered from several published compensation surveys and a specific peer group of ten New Jersey commercial banks selected by the Compensation Committee and Mosteller & Associates. Mosteller & Associates also advised the Compensation Committee with respect to: (i) the determination of base salaries and incentive bonus compensation for senior executives for 2006 and 2007; (ii) the establishment of individual performance goals and award levels for senior executives for long-term incentive compensation beginning in 2007, subject to shareholder approval of the Company’s 2007 Equity Incentive Plan; and (iii) the design and determination of individual equity grant levels for senior executives.

During 2006, representatives of Mosteller & Associates attended two Compensation Committee meetings. The Compensation Committee has continued to work with Mosteller & Associates in 2007.

Components of Executive Officer Compensation

The principal components of compensation for named executive officers are:

Performance based:

•	Base salary
•	Incentive cash bonus plan
•	Long-term equity based awards

Non-Performance based:

•	Retirement and other welfare benefits
•	Perquisites and other personal benefits

Base Salary

Base salary is designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibility. An important aspect of base salary is the Compensation Committee’s ability to use annual base salary adjustments to reflect our named executive officers’ performance or changed responsibilities.

For our named executive officers, the Compensation Committee places a greater emphasis on targeting the total amount of direct compensation to peer practices and emphasizes a mix of compensation weighted towards variable compensation.

Base salaries of all officers are reviewed annually in the fourth quarter. Adjustments to base salaries, if any, are driven primarily by individual performance and comparative data from surveys. Individual performance is evaluated by reviewing the success of our named executive officers in achieving business results, promoting our core values and keys to success and demonstrating leadership abilities. We also consider the success of our named executive officers in achieving business results, including focus on community banking, the promotion of our core values and demonstrated leadership skills.

Base salary levels are also important because we generally tie the amount of incentive compensation and retirement benefits to an executive’s base compensation. Mosteller & Associates assists us with the evaluation of the survey data, general economic conditions and marketplace compensation trends.

The Compensation Committee may adjust base salaries for named executive officers when:

•	the current compensation demonstrates a significant deviation from the market data;
•	it wishes to recognize outstanding individual performance; and
•	it wishes to recognize an increase in responsibility.

Incentive Bonuses

Named executive officers are eligible to earn an annual cash incentive bonus under the incentive bonus plan. The incentive bonus plan was developed to recognize individual named executive officers by providing increasing percentages of bonus awards for levels of outstanding performance and, conversely, to not pay bonus awards if performance goals are not met.

The incentive bonus plan is designed to:

•	support our strategic business objectives;
•	promote the attainment of specific financial goals;

•	reward achievement of specific performance objectives; and
•	encourage teamwork.

The incentive bonus plan payment calculation was based primarily on the pre-tax income of the Company in relation to the budget projection developed for the year. If 80% to 100% of the pretax budgeted net income was achieved, the total pool percentage ranged from 6% to 7% of pre-tax net income. For each 1% of budget achieved, over 80%, 0.05% is added to the pool amount within the range. The resultant pool, less the allocation for employees other than the named executive officers, was allocated by the Compensation Committee to the named executive officers based upon a review of the individual performance and achievements of each officer.

For 2007 and beyond, the Compensation Committee will establish a comparative peer group, performance factors and their relative weight in determining the bonus pool. A minimum profitability standard will be maintained, using pre-tax net income or some other defined figure. Senior management will add individual goals and objectives, and performance measures for the determination of individual bonus payments.

Long-term Equity Based Awards

As of the effective time of our acquisition of Two River and Town Bank, no more grants may be made under any of the equity plans maintained by either of the banks. All outstanding unvested stock options issued under such plans vested at closing. Because we did not adopt a separate equity compensation plan at the holding company level in 2006, no options were available for grant under any equity plan during the year.

On March 20, 2007, the Board of Directors adopted, subject to shareholder approval, the Community Partners Bancorp 2007 Equity Incentive Plan (“2007 Plan”). The 2007 Plan provides for the grant of equity and cash based awards to officers, directors, employees, consultants and other persons providing services to the Company or its subsidiaries. Under the 2007 Plan, awards may consist of stock options, stock appreciation rights, restricted stock awards, performance units or any combination thereof.

The Compensation Committee believes that the establishment of the 2007 Plan will contribute to further growth in the Company’s earnings and market appreciation by providing long-term incentives to officers, directors, employees, consultants and other persons who provide important services to the Company. The Company intends that the long-term incentives provided by the 2007 Plan will help the Company recruit, retain and motivate such officers, directors, employees, consultants and other persons.

As of March 30, 2007, no awards have been made under the 2007 Plan, although the Compensation Committee may make awards prior to shareholder approval of the 2007 Plan. Any such awards would be contingent upon shareholders approval of the Plan being obtained. Approval of the 2007 Plan is the subject of Item 3 of this proxy statement.

Retirement Benefits

We believe that retirement benefits are an integral part of named executive officer, and other employee, compensation. We provide these benefits in order to make available to the recipients an income stream that will assist them in meeting their post-retirement expenses.

In 2005, Two River entered into individual Supplemental Executive Retirement Agreements (which we call our “SERP Agreements”) with a select group of officers. These SERP Agreements are non-qualified defined benefit plans and were entered into with Messrs. Davall, Moss and Gormley and two other officers of Two River who are other than named officers of the Company and were officers of Two River prior to the acquisition. Under the agreements, these officers will receive an annual retirement benefit that ranges from 12% to 18% of their 2006 base annual salary, depending on the executive. Payments generally will be made for a period of 15 years. Additional details regarding the Supplemental Agreements are included in the narrative following the 2006 Pension Benefits Table on page 35 of this proxy statement.

Perquisites and Other Personal Benefits

Perquisites and other benefits represent a small part of the overall compensation package and are offered only after consideration of business need. The Compensation Committee periodically reviews the level of perquisites and other benefits to the named executive officers.

On a case-by-case basis, the Compensation Committee authorizes the use of a company-paid automobile and/or country club membership to select named executive officers to further business development on behalf of the Company. Expenses related to personal use of Company automobiles are reported as income to the officer. Expenses related to personal use of the country club amenities are either reimbursed to the Company or paid directly by the officer.

We offer a qualified 401(k) Plan to our employees as a tax-advantaged savings vehicle and make matching contributions to the plan to encourage them to save money for their retirement. These plans, and our contributions to them, enhance the range of benefits we offer to executives and enhance our ability to attract and retain employees. Under the terms of the plan, employees may defer from 1% to 20% of their eligible pay, and we match the first 3% on a dollar-for-dollar basis, and 50% of the next 2% for a total match of 4% of eligible pay for each participant who defers 5% or more of his or her eligible pay. We deposit our matching contribution into the plan’s fund of the employee’s choosing and all matching contributions are immediately eligible for diversification by participants. Our named executive officers participate in the 401(k) Plan to the same extent as other employees of the Company.

Change in Control Benefits

We have entered into Change in Control Agreements with our named executive officers. The Change in Control Agreements are designed to motivate named executive officers to act in the best interests of shareholders and to promote stability, full focus and continuity of the services of the named executive officers during a change in control. The agreements provide for cash payments and continuation of health and dental coverage under certain circumstances. These benefits are not triggered solely by a change in control. The change in control must also have an adverse effect to the executive such as a loss of employment or a demotion in position or a significant relocation of their place of employment. Information regarding the applicable payments under such agreements for the named executive officers is provided under the heading of “Termination of Employment and Change in Control Arrangements” on page 37 of this proxy statement.

Tax Considerations

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation to be paid to our named executive officers because all named executive officers of the Company presently receive compensation at levels substantially below the $1 million deductibility limit. However, the Compensation Committee and management have considered the accounting and tax impact of the benefit program designs to balance the potential cost to the Company with the benefit/value to the executive.

Summary

In summary, we believe this mix of salary and incentive based bonuses, along with long-term equity incentive awards and retirement benefits motivates our management team to produce strong returns for shareholders. We further believe this program strikes an appropriate balance between the interests and needs of the Company in profitability growing our business and appropriate employee rewards based on shareholder value creation.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in the proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for filing with the SEC.

Submitted by the Compensation Committee of Community Partners Bancorp

Michael W. Kostelnik, Jr., Chairman

Joseph F.X. O’Sullivan

John J. Perri, Jr., CPA

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the Company’s named executive officers for the fiscal year ended December 31, 2006. The amounts in the bonus column represent bonuses earned in 2006 and paid in 2007. Bonuses that were paid in 2006 for 2005 performance are not included in the following table.

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (1)	All Other Compensation ($) (2)	Total ($)

Barry B. Davall President and CEO	2006	223,750	43,000	100,428	24,062	391,240

Michael J. Gormley Senior Vice President, Chief Financial Officer and Treasurer	2006	157,000	36,000	19,685	12,511	225,196

William D. Moss Vice President and Senior Loan Officer	2006	157,000	36,000	16,338	10,109	219,447

Robert W. Dowens, Sr. Vice President	2006	175,000	27,500	-	4,142	206,642

(1)

The amounts in this column represent the change in the actuarial present value of the named executive officer’s accumulated benefit under his Supplemental Executive Retirement Agreement with the Company (as computed on the pension plan measurement dates used for financial statement reporting purposes for the Company’s audited financial statements in fiscal 2005 and 2006). The Company does not offer any non-qualified defined contribution plans and no named executive officer received preferential or above-market earnings on deferred compensation.

(2)	The compensation in the column under the heading “All Other Compensation” includes the following:

•

For Mr. Davall, $1,290 for use of an automobile, $4,847 of imputed income for split dollar and group term life insurance for Mr. Davall’s benefit, $9,500 for the cost of a golf membership in a country club approved by the Compensation Committee and a contribution of $8,425 to the Company’s 401(k) Plan on behalf of Mr. Davall to match a pre-tax elective deferral contribution made by Mr. Davall to that plan.

•

For Mr. Gormley, $5,312 for use of an automobile, $1,689 of imputed income for split dollar and group term life insurance for Mr. Gormley’s benefit, and a contribution of $5,510 to the Company’s 401(k) Plan on behalf of Mr. Gormley to match a pre-tax elective deferral contribution made by Mr. Gormley.

•

For Mr. Moss, $1,383 for use of an automobile, $1,560 of imputed income for split dollar and group term life insurance for Mr. Moss’s benefit, $2,820 for the cost of a membership in a country club approved by the Compensation Committee and a contribution of $4,346 to the Company’s 401(k) Plan on behalf of Mr. Moss to match a pre-tax elective deferral contribution made by Mr. Moss.

•

For Mr. Dowens, $645 for premiums for term life insurance for Mr. Dowens benefit and a contribution of $3,497 to the Company 401(k) Plan on behalf of Mr. Dowens to match a pre-tax elective deferral contribution made by Mr. Dowens.

Executive Life Insurance

The Company has entered into an endorsement split dollar life insurance arrangement with several executives. Under the terms of the individual life insurance agreements, the covered employees obtain current life insurance protection while employed, and cash value accumulates under the underlying policies. In the event that a covered employee terminates employment with the Company, then coverage and all rights of the employee under the agreement and the policies cease, unless the employee had both attained age 60 and completed 10 years of service with the Company (including years of service prior to implementation of the agreements) at the time of termination of employment, in which case coverage will remain in effect until death. In addition, in the event of a change of control (as defined in the agreements) prior to termination of employment, coverage will remain in effect until death. Coverage would cease in the event of termination of employment for cause (as defined in the agreements). The Company paid the insurance premiums for these split dollar life insurance arrangements in November 2004.

The Company owns the policies and all cash values thereunder. Upon the death of the covered employee, if the agreement is still in effect, the death proceeds will be used by the Company to pay to the insured’s beneficiary an amount that ranges from one to two times the covered employee’s base annual salary (not including bonus or other forms of compensation) in effect at the time of his or her death or retirement, minus amounts payable by reason of any other group term insurance coverage provide by the Company. The Company is entitled to all other amounts payable under the policies. During 2006, Messrs. Davall, Gormley and Moss were parties to these agreements. At December 31, 2006, the death benefit payable under Mr. Davall’s policy was $223,750, the death benefit payable under Mr. Gormley’s policy was $ 157,000 and the death benefit payable under Mr. Moss’s policy was $157,000.

The Company pays for on behalf of Robert W. Dowens, Sr., a term life insurance policy in the amount of $300,000. The beneficiary of the policy is an individual of Mr. Dowens’ choosing. The policy was established in August of 1999 and is a fixed rate policy for 10 years.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table represents stock options outstanding for each named executive officer as of December 31, 2006. All stock options have been adjusted for stock dividends and stock splits. These stock options were granted under Two River and Town Bank stock option plans prior to the Company’s acquisition of the Banks and were assumed by the Company as of the effective time of the acquisition. The Company has granted no equity awards since its inception.

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(#)	Option Exercise Price ($)	Option Expiration Date

Barry B. Davall	10,300 (1) 23,175 (2) 14,069 (3) 28,138 (4)	16.73 13.19 3.85 3.55	8/30/2014 6/11/2013 1/22/2012 5/10/2011

Michael J. Gormley	10,300 (1) 18,025 (2) 9,848 (3) 19,696 (4)	16.73 13.19 3.85 3.55	8/30/2014 6/11/2013 1/22/2012 5/10/2011

William D. Moss	10,300 (1) 18,025 (2) 9,848 (3) 16,606 (4)	16.73 13.19 3.85 3.55	8/30/2014 6/11/2013 1/22/2012 5/10/2011

Robert W Dowens, Sr.	3,863 (5) 20,278 (6) 13,519 (7) 6,759 (8) 5,678 (9)	11.65 4.62 5.18 6.45 6.16	12/15/2014 8/21/2012 7/18/2011 6/21/2010 9/15/2009

(1)	These options were granted on August 30, 2004 and vested in equal increments over a three year period.
(2)	These options were granted on June 11, 2003 and vested in equal increments over a three year period.
(3)	These options were granted on January 22, 2002 and vested in equal increments over a three year period.
(4)	These options were granted on May 10, 2001 and vested in equal increments over a three year period.
(5)

These options were granted on December 15, 2004. The shares normally vest equally over a four-year period but all unvested shares became fully vested effective April 1, 2006 upon the acquisition of Town Bank.

(6)

These options were granted on August 21, 2002. The shares normally vest equally over a four-year period but all unvested shares became fully vested effective April 1, 2006 upon the acquisition of Town Bank.

(7)	These options were granted on July 18, 2001 and vested in equal increments over a four year period.
(8)	These options were granted on June 21, 2000 and vested in equal increments over a four year period.
(9)	These options were granted on September 15, 1999 and vested in equal increments over a four year period.

OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding option exercises and restricted stock vested during 2006 for each of our named executive officers. The “value realized on exercise” represents the number of shares of common stock acquired on exercise multiplied by the difference between the market price of our common stock on the date of exercise and the named executive officer’s exercise price. The “value realized on vesting” represents the number of shares of our common stock acquired on vesting multiplied by the market price of our common stock on the date on which the named executive officer’s stock vested.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Award		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Barry B. Davall	--	--	--	--

Michael J. Gormley	--	--	--	--

William D. Moss (1)	3,000	22,170	--	--

Robert W. Dowens, Sr. (2)	--	--	7,966	48,381

(1)	Mr. Moss exercised an option on 3,000 shares of stock on May 26, 2006.

(2)	Mr. Dowens had 7,966 restricted shares become fully vested once the acquisition of Town Bank was completed on April 1, 2006.

PENSION BENEFITS

The following table represents specified retirement payments to be provided to our named executive officers under their Supplemental Executive Retirement Agreements established in January of 2005.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Barry B. Davall	Supplemental Executive Retirement Agreement	2	209,655	0

Michael J. Gormley	Supplemental Executive Retirement Agreement	2	38,514	0

William D. Moss	Supplemental Executive Retirement Agreement	2	34,107	0

Robert W. Dowens, Sr.	N/A	N/A	N/A	N/A

Supplemental Executive Retirement Agreements

The Company maintains supplemental executive retirement agreements (the “SERP Agreements”) for Mr. Davall, Mr. Gormley and Mr. Moss. The SERP Agreements were established on January 1, 2005 and provide nonqualified pension benefits to the participants.

Under the SERP Agreements, the participants upon separating from service on or after normal retirement age (age 65) are entitled to annual benefits. Mr. Davall will attain normal retirement age during 2007. Upon retirement at normal retirement age, Mr. Davall’s annual benefit will equal $30,000, and Mr. Gormley’s and Mr. Moss’s annual benefit will equal $50,000. The participants’ annual benefit will be paid in monthly installments for fifteen years. Mr. Davall’s payments will commence on the first day of the month following his 67th birthday. Mr. Gormley’s and Mr. Moss’s payments will commence on the first day of the month following their 65th birthdays.

In the event that a participant separates from service before age 65 for reasons other than death, disability, termination for cause or change in control, the participant is entitled to a pro-rata annual benefit based on his age at the time he separates from service. These amounts were pre-established and are set forth on a schedule to each participant’s SERP Agreement. As of December 31, 2006, the early termination annual benefit for Mr. Davall, Mr. Gormley and Mr. Moss is equal to $21,798, $4,004 and $3,546, respectively. Each participant’s annual benefit will commence within 30 days after he separates from service and will be paid in monthly installments for fifteen years.

Payments from the SERP Agreements may be delayed upon a participant’s termination of employment, in accordance with Section 409A of the Internal Revenue Code. Amounts payable to the participants under the SERP Agreements are subject to reduction or delay to the extent that any such payments are determined to constitute “excess parachute payments” under the Internal Revenue Code.

The SERP Agreements include non-competition provisions which, other than in the event of a change in control, restrict the participants from competing with the bank within two years after the participant’s separation from service.

The values reflected in “Present Value of Accumulated Benefit” column of the above table are based on the annual benefit amount at normal retirement age using a discount factor of 6.5%.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Change in Control Agreements with Messrs. Davall, Gormley and Moss

Each of the following named executive officers is a party to a change in control agreement with the Company: (i) Barry B. Davall, who serves as President and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of Two River; (ii) William D. Moss, who serves as Vice President and Senior Loan Officer of the Company and President and Senior Loan Officer of Two River; and (iii) Michael J. Gormley, who serves as Senior Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of Two River. Messrs. Davall, Gormley and Moss each waived all rights that he may have had under the change in control agreement in connection with the Company’s acquisition of Two River.

The change in control agreements cover a period commencing the day immediately preceding a change in control and ending on the earlier of (i) the third anniversary of the change in control; (ii) the date the executive attains the age of 65; or (iii) the death of the executive. This period is referred to as the contract period.

Upon a change in control of the Company, during the contract period, the executive’s compensation, including both salary and bonus, would equal the amounts paid to (or accrued for) the executive for the 12 months immediately preceding the change in control, subject to minimum annual increases equal to the annual percentage increase in the Consumer Price Index for Urban Wage Earnings and Clerical Works (New York and Northern New Jersey – All Items) during the preceding 12 months, or such greater increases as are determined by the Board. For the purposes of the change in control agreements, “change in control” includes the approval by the Company’s shareholders of a merger, combination, or consolidation of the Company with or into another entity (other than a merger or consolidation in which at least two-thirds of the directors of the surviving or resulting entity immediately after the transaction are pre-transaction directors of the Company).

The change in control agreements provide for cash payments and continuation of health and dental coverage under certain circumstances. These benefits are not triggered solely by a change in control. The change in control must also have an adverse effect to the executive such as a loss of employment or a demotion in position or a significant relocation of their place of employment.

In the event that the executive is terminated without cause or resigns for “good reason” during the contract period:

•

the executive will receive within 20 business days a lump sum equal to two times the highest annual compensation, including only salary and cash bonus, paid to the executive during any of the three calendar years immediately prior to the change in control;

•

during the remainder of the two year benefit period, the Company will continue to pay for the executive’s medical and hospital insurance, disability insurance and life insurance to the extent that the executive does not receive such benefits from a subsequent employer; and

•	The Company will sell to the executive for a purchase price of $1.00 the automobile, if any, used by the executive while employed by the Company.

Amounts payable to the named executive officers following a change in control would be subject to reduction or delay to the extent that any such payments are determined to constitute “excess parachute payments” under the Internal Revenue Code.

Under the change in control agreements, “good reason” generally means any of the following events occurred and was adverse to the executive or inconsistent with his employment conditions as they existed immediately prior to a change in control (unless the executive gives his express written consent):

•	the material reduction of duties or the assignment to the executive of any duties inconsistent with the executive’s position and responsibilities;
•	any removal of the executive from, or any failure to re-elect the executive to, any positions or offices held immediately prior to a change in control;
•	relocation of the executive outside of New Jersey or more than 25 miles from his present office location;
•

a reduction in base compensation or any material fringe benefit or the failure to award the executive annual increases or to continue any bonus plan in which the executive participated or to continue the executive as a participant in such plan;

•	the failure to continue any employee benefit plan in which the executive is participating or adversely affecting or materially reducing his participation or benefits under such a plan;
•	the failure to provide the executive with the same number of paid vacation days; and
•

the failure to obtain, in writing, an enforceable assumption of the change in control agreement and the employer’s obligations to perform under the change in control agreements (and to provide such assumption to the executive prior to any change in control) by any entity which is the acquiring entity or successor to Two River or if the acquiring entity or successor to Two River is a bank, the holding company parent of the acquiring entity or successor.

In the event there is a change in control and the executive is terminated for cause within the contract period, the executive will receive no further benefits under the change in control agreement.

Under the change in control agreements, cause generally means:

•	the willful and continued failure by the executive to perform his duties after at least one warning in writing from the Board identifying specifically any such failure;
•

willful misconduct of any type by the executive, including, but not limited to, the disclosure or improper use of confidential information, which causes material injury to the Bank, as specified in a written notice to the executive from the Board; or

•

the executive’s conviction of a crime (other than a traffic violation), habitual drunkenness, drug abuse, or excessive absenteeism (other than for illness), after a warning (with respect to drunkenness or absenteeism only) in writing from the Board to refrain from such behavior.

Under the change in control agreements, Messrs. Davall, Gormley and Moss are each subject to a confidentiality clause, which is not limited in duration.

Severance Agreement with Mr. Dowens

Mr. Robert W. Dowens, Sr. and Town Bank entered into a severance agreement on December 31, 2002. The term of the severance agreement was extended by Mr. Dowens and Town Bank through December 31, 2006 and expired on that date.

Under the severance agreement, Mr. Dowens would have been entitled to the payments and benefits described below if he had been terminated for any reason without cause or in anticipation of, or following, a reorganization or a change in control or in the case of his constructive termination following a change in control. Mr. Dowens waived all rights that he may have had under the severance agreement in connection with the Company’s acquisition of Town Bank.

For purposes of the severance agreement, Mr. Dowens could have been terminated for cause if, among other things, he:

•	made any material false statement that was intentionally or negligently made, contained in the any corporate records;
•	committed any crime or fraud against Town Bank or its property or any crime involving moral turpitude or that was reasonably likely to bring discredit upon Town Bank; or
•	violated Town Bank’s operating policies.

For purposes of the severance agreement, change in control generally means:

•	the acquisition of ownership of more than 50% of the total voting power of all outstanding stock of Town Bank, by any person(s) or entity/entities;
•

any merger or consolidation of Town Bank which the stockholders of Town Bank before such merger or consolidation did not, as a result of the merger or consolidation, own at least 50% of the merged or consolidated entity; or

•

any nomination and election of 50% or more of all members of the Board of Directors of the Town Bank that occurred at any three consecutive meetings of the shareholders, if the election of such persons was not recommended by the Board.

For purposes of the severance agreement, constructive termination generally means Mr. Dowens:

•

resigned due to a decrease or adverse change in the circumstances of his employment, including, his reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment; or

•	decided not to accept an offer of employment with a successor to Town Bank.

Upon the occurrence of one of these events, Mr. Dowens would have been required to provide Town Bank with at least 14 days prior written notice.

Upon the occurrence of any of the termination events described above, Mr. Dowens would have been entitled to receive a lump sum payment equal to his base compensation for a period of six months. Base compensation means Mr. Dowens’ base salary that was in effect at the time of termination plus the last full calendar year’s bonus plus any additional perquisites that Mr. Dowens would have otherwise been entitled to receive. Mr. Dowens also would have been compensated for all accrued vacation pay and would receive the full cost of his health coverage for a period of up to twelve months under COBRA.

If any payments to Mr. Dowens were determined to constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) that are subject to the excise tax imposed by Section 4999 of the Code, he would have been entitled to an additional “gross up” payment to the extent necessary to place him in the same after-tax position as he would have been and had no such excise tax been imposed.

Mr. Dowens also would have been entitled to continued indemnification under the Company’s officers and directors insurance and/or liability policies for a period of six years after the date of Mr. Dowens’ termination.

2006 CHANGE IN CONTROL ARRANGEMENTS TABLE

The following table calculates the potential post-employment payments or benefits due to each of our named executive officers assuming his employment terminated on December 31, 2006 following a change in control as the result of a termination by the Company without cause or resignation by the executive for good reason. Actual amounts that we will pay out can only be determined at the time of such executive’s termination.

Name	Base Salary ($)	Bonus ($)	Incremental SERP Benefit ($)	Benefits Continuation ($) (1)	Total ($)

Barry B. Davall (2)	465,500	86,000	75,143 (3)	27,048	653,691

Michael J. Gormley (2)	330,000	72,000	238,293 (3)	35,328	675,621

William D. Moss (2)	330,000	72,000	229,457 (3)	35,328	666,785

Robert W. Dowens, Sr. (4)	87,500	13,750	-	13,212	114,462

(1)

Consists of health, dental and life insurance coverage. The value is based upon the type of insurance coverage in effect for each named executive officer as of December 31, 2006 and is valued based on the premium cost at December 31, 2006.

(2)

Upon a change in control, if Mr. Gormley or Mr. Moss is terminated without cause or resigns for good reason, he will remain covered under the Executive Life Insurance program until death. Because Mr. Davall had both attained age 60 and completed 10 years of service with the Company prior to December 31, 2006, coverage under his Executive Life Insurance agreement remains in effect until death regardless of whether there is a change in control. The Company paid for the insurance premiums for the Executive Life Insurance program in November 2004. At December 31, 2006, the death benefit payable to each participant’s beneficiary would have been as follows: Mr. Davall, $223,750; Mr. Gormley, $157,000; and Mr. Moss, $157,000.

(3)

Upon a change in control and termination for cause or resignation for good reason, each named executive officer would be entitled to a pro-rata annual benefit (as set forth in a pre-established schedule in his SERP Agreement) based on his age at the time he separated from service. The amounts reflected in the Incremental SERP Benefit column represent the present value of the incremental benefit that the named executive officer would be entitled to receive under his SERP Agreement if he were to have separated from service as a result of a change in control. This amount does not include the amount each named executive officer would otherwise be entitled to receive under his SERP Agreement, as reflected in the Present Value of Accumulated Benefit column of the Pension Benefits table on page 35.

Under the SERP Agreements, a change in control means a change in the ownership or effective control of Two River, as defined in Section 409A of the Internal Revenue Code. Each named executive officer’s annual benefit would commence within 30 days after he separated from service and would be paid in monthly installments for 15 years. Amounts payable to the named executive officers under the SERP Agreements would be subject to reduction or delay to the extent that any such payments are determined to constitute “excess parachute payments” under the Internal Revenue Code.

(4)

These amounts represent the six months of salary and bonus that Mr. Dowens would have been entitled to on December 31, 2006 under his severance agreement with the Company had he been terminated by the Company without cause or had he resigned for good reason following a change in control. Mr. Dowens does not have a SERP Agreement with the Company.

Payments Upon Death

As discussed under “SERP Agreements” following the Pension Benefit table on page 36, each of Messrs. Davall, Gormley and Moss have entered into a SERP Agreement with the Company.

Under each SERP Agreement, upon the occurrence of a participating named executive officer’s death, the executive’s beneficiary would be entitled to receive the pre-established lump sum payment set forth in a schedule to the executive’s SERP Agreement. The lump sum payment would be made within 90 days following receipt by the Company of the executive’s death certificate and would be made in lieu of any other benefits under the executive’s SERP Agreement. If the participating named executive officer’s death had occurred on December 31, 2006, the lump sum payment to be made to his beneficiary would have been as follows: Mr. Davall: 284,798; Mr. Gormley: $276,807; and Mr. Moss: $263,564. These amounts have not been reduced to reflect the amounts that the named executive officer would have otherwise been entitled to receive under his SERP Agreement, as reflected in the Present Value of Accumulated Benefit column of the 2006 Pension Benefits table on page 35. If a named executive officer died after separating from service but before payments under the SERP Agreement had commenced, his beneficiary would receive the payments that the executive was entitled to prior to his death (as described under “SERP Agreements” following the Pension Benefit table on page 36. Payments would commence within 30 days following the Company’s receipt of the executive’s death certificate.

As discussed under “Executive Life Insurance” following the Summary Compensation table on page 33, the beneficiaries of each of Messrs. Davall, Gormley and Moss would be entitled to a lump sum payment under the Company’s Executive Life Insurance program if his death had occurred on December 31, 2006. At December 31, 2006, the death benefit payable to each participant’s beneficiary would have been as follows: Mr. Davall, $223,750; Mr. Gormley; $157,000; and Mr. Moss, $157,000.

If Mr. Dowens’ death had occurred on December 31, 2006, he would have been entitled to $300,000 under the term life insurance maintained by the Company for Mr. Dowens’ benefit.

CERTAIN TRANSACTIONS WITH MANAGEMENT

Transactions with Related Persons

The Company, through its subsidiary Banks, has made loans to its directors and executive officers and their associates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. All of these loans (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons; and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2006, the Company had total loans and loan commitments outstanding to directors and executive officers and their affiliates of approximately $16.5 million, or approximately 24.2% of total shareholder’s equity at that date. As of December 31, 2006, no director or executive officer of the Company was in default under any loan transaction with the Company or the Bank.

Frank J. Patock Jr. is President of Patock Construction and a member of the Board of Directors. In 2006, Patock Construction Company acted as the general contractor for the interior construction of Two River’s Tinton Falls branch. The total cost of the interior construction and finishing work, including payments to all subcontractors, totaled $190,970.

The Board has determined that other than the transactions described in the preceding paragraph, no transactions occurred since the beginning of 2006 involving any director, director nominee or executive officer of the Company, any known 5% shareholder of the Company or any immediate family member of any of the foregoing persons (together “related persons”) that would require disclosure as a “related person transaction”.

Company Policy and Procedure

In March 2007, the Board adopted a written policy for the review and the approval or ratification of any related person transaction, which will apply to any related person transactions which may be proposed after the adoption date of the policy. The policy applies to the “related persons” described above and defines a related person transaction as one or a series of similar transactions, arrangements or relationships in which the Company (or either of the Banks) was, is, or will be a participant and in which a related person has a direct or indirect material interest. The policy does not cover arrangements available on the same basis to all employees generally, employment or compensation arrangements executive officers, other senior officers or other employees of the Company, director compensation arrangements or loans, deposit or other customary customer transactions generally available to customers of the Company’s subsidiaries on a non-discriminatory basis.

Under the policy, a related person transaction requires the approval or ratification of the Audit Committee (or the Chair of the Audit Committee if the legal department, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting for approval or ratification). Prior to approving or ratifying any transaction, the Audit Committee or, if applicable, the Chair of the Audit Committee must determine that the transaction is entered into in good faith and on fair and reasonable terms to the Company. No related person is permitted to participate in the review of a transaction in which he or she may have an interest. No transactions were required to have been reviewed and considered under this policy since its adoption, including the transaction involving Mr. Patock described under “Transactions with Related Persons” above, because the policy was not in place at the time of the transaction.

SHAREHOLDER PROPOSALS

New Jersey corporate law requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of the meeting. Thus, any substantive proposal, including shareholder proposals, must be referred to in the Company’s notice of shareholders’ meeting for the proposal to be properly considered at a shareholders’ meeting.

Proposals of shareholders which are eligible under SEC rules to be included in the Company’s 2007 proxy materials must be received by the Corporate Secretary of the Company no later than December 19, 2007.

If the Company changes the date of its 2007 Annual Meeting to a date more than 30 days from the date of its 2007 Annual Meeting, then the deadline for submission of shareholder proposals will be changed to a reasonable time before the Company begins to print and mail its proxy materials. If the Company changes the date of its 2007 Annual Meeting in a manner that alters the deadline, the Company will so state under Part II, Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable method.

Under our bylaws, written notice of shareholder nominations to the Board of Directors must be delivered to the Company’s Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any shareholder who wishes to have a nomination considered at the 2008 annual meeting must deliver a written notice (containing the information specified in our bylaws regarding the shareholder and the proposed action) to the Company’s Secretary between January 16, 2008 and February 15, 2008.

OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting as recommended by the Board of Directors or, if no such recommendation is given, in the discretion of the proxy holders.

Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board, and return it in the enclosed envelope.

By Order of the Board of Directors

BARRY B. DAVALL

President and Chief Executive Officer

A copy of the annual report to shareholders for the fiscal year ended December 31, 2006 accompanies this proxy statement. The annual report is a combined report with the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2006 filed with the SEC. The Company will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee, upon receipt of a request addressed to the Corporate Secretary, Community Partners Bancorp, 1250 Highway 35 South, Middletown, New Jersey 07748.

Exhibit A

COMMUNITY PARTNERS BANCORP

2007 EQUITY INCENTIVE PLAN

1.              Purpose.         The purpose of this 2007 Equity Incentive Plan (the “Plan”) is to aid Community Partners Bancorp, a New Jersey corporation (the “Company”), in attracting, retaining, motivating and rewarding directors, employees and other persons who provide substantial services to the Company or its subsidiaries or affiliates; to provide for equitable and competitive compensation opportunities; to recognize individual contributions; to reward the achievement of the goals of the Company and its subsidiaries and affiliates; and to promote the creation of long-term value for the Company’s shareholders by closely aligning the interests of the Participants with those of the Company’s shareholders. To achieve these objectives, the Plan provides for the discretionary granting of Options (both Incentive Stock Options and Nonqualified Stock Options), Restricted Stock and, subject to certain limitations, Other Awards.

2.              Definitions.    In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)        “Award” means any Option, Restricted Stock, or Other Award, together with any related right or interest, granted to a Participant under the Plan.

(b)        “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving or in existence) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death, except that a Participant’s prior Beneficiary designation of his or her spouse as Beneficiary will be automatically revoked upon such Participant’s divorce, unless the designation is specifically reaffirmed by the Particpant in writing to the Committee following such divorce.

(c)       “Board” means the Company’s Board of Directors.

(d)       “Change in Control” and related terms have the meanings specified in Section 8.

(e)        “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(f)       “Committee” means the Compensation Committee of the Board of Directors, to which the Board has expressly delegated the authority to administer the Plan. The Committee shall consist of those Directors who are Qualified Members and who are, from time to time, duly appointed to the Committee by the Board. The Board of Directors may, in the exercise of its discretion by resolution, undertake, perform or exercise any function or authority of the Committee hereunder, in which case (i) the term “Committee” shall, for all purposes of the Plan to the extent that the Board has undertaken, performed or exercised any function or authority of the Committee, refer to the Board, and (ii) any decision or determination by the Board shall be conclusive and preemptive.

(g)       “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 10(d).

(h)       “Effective Date” means the effective date specified in Section 10(e).

(i)        “Eligible Person” has the meaning specified in Section 5.

(j)        “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(k)       “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be determined as follows: (i) if the Stock is traded over-the-counter on the date in question, but is not classified as a national market issue, and the Stock is regularly traded in this manner, then Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date; or (ii) if the Stock is traded over-the-counter on the date in question and is classified as a national market issue, and is regularly traded in this manner, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq system for such date; or (iii) if the Stock is traded on a stock exchange on the date in question, and is regularly traded in this manner, then the Fair Marked Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or (iv) if (i), (ii) or (iii) shall not apply as the Committee shall determine.

(l)        “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto and qualifying thereunder.

(m)      “Nasdaq” means The Nasdaq Stock Market, Inc.

(n)       “Nonqualified Stock Option” or “NQSO” means either (i) any Option, when granted, which is not an Incentive Stock Option, or (ii) an Incentive Stock Option which, at or subsequent to grant, ceases to qualify as an Incentive Stock Option because of a failure to satisfy the requirements of Section 422 of the Code or any successor provision thereto.

(o)       “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock at a specified price during specified time periods.

(p)       “Other Awards” means Awards granted to a Participant under Section 6(d).

(q)       “Participant” means a person who has been granted an Award under the

Plan which remains outstanding, including a person who is no longer an Eligible Person.

(r)        “Qualified Member” means a member of the Committee who is (i) a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3), and (ii) an “outside director” within the meaning of Regulation 1.162-27 under Section 162(m) of the Code, and (iii) an “independent director” within the meaning of Rule 4200(a)(15) of the Nasdaq rules, or the then applicable rules of the principal market where the Stock is then traded.

(s)        “Restricted Stock” means Stock granted to a Participant under Section 6(c) which is subject to certain restrictions and to a risk of forfeiture.

(t)        “Rule l6b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(u)       “Stock” means the Company’s Common Stock.

3.	Administration.

(a)       Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards; to establish the terms, conditions, restrictions and other provisions of Awards; to cancel or suspend Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and shareholders.

(b)       Manner of Exercise of Committee Authority. Each member of the Committee must be a Qualified Member at all times. In the event that any Committee member ceases to qualify as a Qualified Member, then without further action required, he or she shall no longer be a member of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not (i) result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (ii) cause Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify, and (iii) violate the independence requirements of the Nasdaq rules, or the then applicable rules of the principal market where the Stock is then traded.

(c)       Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate; the Company’s independent auditors, consultants; or legal counsel; or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegate shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.	Stock Subject to the Plan.

(a)       Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 750,000, and the total number of shares which may be issued and delivered in connection with Awards that are granted as ISOs is limited to 750,000, subject to adjustment as provided in Section 10(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares, or partly out of each, as shall be determined by the Board.

(b)       Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award under the Plan which is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will be available for Awards. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

5.	Participants.

(a)       Eligibility.        Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means a director of the Company who is not an employee of the Company; an employee of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company; a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate; and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan, if so determined by the Committee. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed to be an affiliate, if so determined by the Committee. All employees of the Company or any subsidiary or affiliate of the Company, including officers and those directors who are employees, are eligible to receive ISOs under the Plan. No director, consultant or other person who is not an employee of the Company or any subsidiary or affiliate of the Company may receive ISOs under the Plan.

(b)       Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person to whom Section 162(m) of the Code is applicable may be granted Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code under each of Section 6(b), 6(c) or 6(d) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection). Subject to Section 4(a), a Participant’s Annual Limit, in any year during any part of which the Participant is also an Eligible Person under the Plan, shall equal 25,000 shares, plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 10(c).

6.	Specific Terms of Awards.

(a)       General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the New Jersey Business Corporation Act, and may otherwise require payment of consideration for an Award except as limited by the Plan. In any and all events, it is intended that all Awards granted hereunder will be compliant with the terms and conditions of Section 409A of the Code, to the extent applicable.

(b)       Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)         Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and NQSOs) shall be determined by the Committee; provided, however, that such exercise price with respect to all Options shall in no event be less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(ii)         Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements); the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law); and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify). To the extent the Option exercise price may be paid in Stock as provided above, Stock delivered by the Participant may be (i) Stock which was received by the Participant upon exercise of one or more ISOs, but only if such Stock has been held by the Participant for at least the greater of (a) two years from the date the ISOs were granted or (b) one year after the transfer of Stock to the Participant, or (ii) Stock which was received by the Participant upon exercise of one or more NQSOs, but only if such Stock has been held by the Participant for at least six months.

(iii)       ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date. Each Participant may be granted ISOs only to the extent that, in the aggregate under the Plan and all incentive stock option plans of the Company or any subsidiary or affiliate, such ISOs do not become exercisable for the first time by such Participant during any calendar year in a manner which would entitle the Participant to purchase more than $100,000 in Fair Market Value of Stock in that year. Any Options granted to a Participant in excess of such amount will be granted as NQSOs. Any ISOs granted to a Participant who is a 10% owner of the Company must have an exercise price of at least 110% of the Fair Market Value of the Stock at the date of grant, and must expire no later than five years from the date of grant.

(iv)       Other Conditions. The receipt, transfer or exercise of all Options shall be subject to taxation under Section 83 of the Code to the extent of the applicability of Section 83, and no Option shall include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise of the Option or disposition of the Stock acquired upon exercise of the Option.

(c)       Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)         Vesting. Restricted Stock will vest over such period as is determined by the Committee, except that the Committee may provide for earlier vesting in the event of a Participant’s death, disability, or retirement, or in the event of a Change in Control or other special circumstances.

(ii)        Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Restrictions on Restricted Stock may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(iii)       Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iv)       Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(v)        Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property relates.

(d)       Other Awards. The Committee is authorized to grant such Other Awards to Participants as the Committee in its discretion may determine; provided, however, such Other Awards shall comply with applicable federal and state securities laws, the Code and the Nasdaq rules, or the then applicable rules of the principle market where the Stock is then traded. In any and all events, it is intended that all Other Awards granted hereunder will be compliant with the terms and conditions of Section 409A of the Code, to the extent applicable. The Committee shall determine the terms, conditions, restrictions and other provisions of such Other Awards.

7.	Certain Provisions Applicable to Awards.

(a)       Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property and may be made in it single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Committee (subject to Section 10(f)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest or installment or deferred payments or the grant or crediting of other amounts in respect of installment or deferred payments denominated in Stock. Notwithstanding the above, it is intended that all deferred payments will be compliant with Section 409A of the Code.

(b)       Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

8.	Change in Control.

(a)       Effect of Change in Control on Awards. Unless otherwise provided by the Committee in the Award document, in the event of a Change in Control the following provisions shall apply to Awards:

(i)          All non-forfeited Options and Awards carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control, subject to applicable restrictions set forth in Section 10(a); and

(ii)         All Restricted Stock and Awards subject to risk of forfeiture shall become fully vested, subject to applicable restrictions set forth in Section 10(a); and

(iii)       The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

(b)       Definition of Change in Control. Unless otherwise determined by the Board, the term Change in Control shall mean any of the following events occurring after the Effective Date:

(i)          the acquisition by any person, directly or indirectly, of beneficial ownership or power to vote more than thirty-five percent (35%) of the Company’s voting stock;

(ii)         the first purchase of Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by an affiliate of the Company);

(iii)        the acquisition by any person, directly or indirectly, of the control of the election of a majority of the Company’s directors;

(iv)        the exercise of a controlling influence over the management or policies of the Company by any person or by persons acting as a group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act;

(v)         during any period of two consecutive years, individuals who at the beginning of such two-year period constitute the Board (the “Continuing Directors”) cease for any reason to constitute at least two-thirds (2/3) thereof; provided that, any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds (2/3) of the Continuing Directors then in office shall be considered a Continuing Director; or

(vi)        the approval by the Company’s shareholders of (A) a merger or consolidation of the Company with or into another company (other than a merger or consolidation in which the Company is the surviving company and which does not result in any reclassification or reorganization of the Company’s then outstanding shares of Stock or a change in the Company’s directors, other than the addition of not more than three directors), (B) a sale or disposition of all or substantially all of the Company’s assets, or (C) a plan of liquidation or dissolution of the Company.

The term “person” as used above means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein, or a person or persons acting as a group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act. Any other provision hereof to the contrary notwithstanding, no Change of Control shall be deemed to have occurred for purposes of the Plan as a result of any offering registered with the Securities and Exchange Commission of stock to the Company’s shareholders and/or other investors or other offering conducted by the Company to meet regulatory capital requirements at the demand of a bank regulatory authority.

(c)       Definition of Change in Control Price. The Change in Control Price means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

9.	Forfeiture.

(a)	Additional Award Forfeiture Provisions. In addition to any forfeiture or reimbursement conditions the Committee may impose upon an Award, a Participant may be required to forfeit an Award, or reimburse the Company for the value of a prior Award, by virtue of the requirement of Section 304 of the Sarbanes-Oxley Act of 2002 (or by virtue of any other applicable statutory or regulatory requirement), but only to the extent that such forfeiture or reimbursement is required by such statutory or regulatory provision.

(b)       Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

10.	General Provisions.

(a)       Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)       Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933, as amended, specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)       Adjustments and Cash-Outs. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option. Notwithstanding any term to the contrary in this Plan or in the terms of any Award granted hereunder, the Committee is specifically authorized (but not obligated) to terminate and distribute the cash value of any Award to a Participant and/or Beneficiary in the event that the Company undergoes (or is to undergo) a merger, consolidation, acquisition, asset sale, or other similar corporate event, if following such transaction the Company will no longer be filing reports with the Securities and Exchange Commission under Section 12 of the Exchange Act, or if all or substantially all Shares of the Company will be held by an entity or its affiliates, or in such other event as the Committee deems prudent.

(d)       Tax Provisions.

(i)         Withholding. The Company and any subsidiary or affiliate are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

(ii)        Required Notification of Section 83(b) Election. In the event a Participant makes an election under Section 83(b) of the Code in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(iii)       Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of Incentive Stock Options under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

(iv)        Compliance with Section 162(m) of the Code. It is the intent of the Company that Options and Awards granted to Covered Employees shall constitute qualified “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the definition of Covered Employee shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year.

(e)       Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the shareholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company cast in person or by proxy and entitled to vote on the subject matter at a duly held meeting of shareholders at which a quorum is present. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan, except that no ISOs may be granted hereunder more than ten years following the date of its adoption or approval by the shareholders of the Company, whichever occurs first.

(f)        Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award, unless such action is deemed necessary in order to achieve compliance with tax or securities laws or regulations.

(g)       Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the Code, and such other arrangements may be either applicable generally or only in specific cases.

(h)       Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(i)        Limitation on Rights Conferred under the Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(j)        Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, however, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY COMMUNITY PARTNERS BANCORP		For All	Withhold All	For All Except
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 2007	1.	To vote for the following nominees for election as director of the Company:	☐	☐	☐

The undersigned hereby appoints Barry B. Davall and Michael J. Gormley		1. Barry B. Davall	5. Frank J. Patock, Jr.
and each of them, with full power of substitution, as attorneys and proxies for		2. Charles T. Parton	6. Robert E. Gregory
the undersigned, to attend the Annual Meeting of Shareholders (the “Meeting”)		3. Joseph F.X. O’Sullivan	7. Frederick H. Kurtz
of Community Partners Bancorp (the “Company”), to be held at the Hilton		4. Michael W. Kostelnik, Jr.	8. John J. Perri, Jr., CPA
Woodbridge, located at 120 Wood Avenue South, Iselin, New Jersey, on May
15, 2007, at 10:30 a.m. Eastern Time, or any postponement or adjournment		INSTRUCTION: To withhold authority to vote for any individual nominees, mark
thereof, and to vote the number of shares of common stock of the Company		“For All Except” and write that nominees’ name in the space provided below.
that the undersigned would be entitled to vote, and with all the power the
undersigned would possess, if personally present, as follows:			For	Against	Abstain
	2.	To ratify the selection of Beard Miller Company LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

	3.	To approve the Community Partners Bancorp 2007 Equity Incentive Plan.	☐	☐	☐

	4.	As recommended by the Board of Directors or, if no recommendation is given, in their discretion, on the conduct of other business if properly raised.

    The proxies will vote as specified herein or, if a choice is not specified, they will vote “For” the nominees listed in Item 1, “For” the proposals set forth in
Item 2 and Item 3, and as recommended by the Board of Directors or, if no recommendation is given, in their discretion, on the conduct of other business if properly raised

Please be sure to sign and date this Proxy in the box below. Please sign exactly as your names appear hereon, indicating, where proper, official position or representative capacity.	Date	This proxy is solicited by the Board of Directors of the Company.
Shareholder sign above Co-holder (if any) sign above		PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.		à	☐

▲ Detach above card, sign, date and mail in postage paid envelope provided. ▲

COMMUNITY PARTNERS BANCORP

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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